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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                        Harvest Natural Resources, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

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[ ]  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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SEC 1913 (02-02)

DEFINITIVE PROXY STATEMENT

                         HARVEST NATURAL RESOURCES, INC.
                      15835 PARK TEN PLACE DRIVE, SUITE 115
                              HOUSTON, TEXAS 77084
                                 (281) 579-6700

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE                 10:00 a.m. on Thursday, May 20, 2004

PLACE                         Holiday Inn Select
                              14703 Park Row
                              Houston, Texas 77079

ITEMS OF BUSINESS             (1)  To elect six directors

                              (2) To ratify the appointment of independent accountants

                              (3) To approve the Harvest Natural Resources 2004 Long Term Incentive Plan

                              (4)  To consider such other business as may
                                   properly come before the meeting

RECORD DATE                   You are entitled to vote if you were a stockholder
                              at the close of business on Friday, March 26, 2004.

VOTING BY PROXY               Please submit the proxy as soon as possible so
                              that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy (1) over the internet, (2) by telephone or (3) by mail. For specific instructions, please refer to the Questions and Answers beginning on page 32 of this proxy statement and the instructions on the proxy card.

STOCKHOLDER LISTING           A list of our stockholders as of March 26, 2004,
                              will be available for inspection by our
                              stockholders at the Company's headquarters, 15835
                              Park Ten Place Dr., Suite 115, Houston, Texas
                              77084 during the ten days immediately preceding the date of the Annual Meeting.

                              By Order of the Board of Directors

                              PETER J. HILL
                              President and Chief Executive Officer

     This definitive proxy statement and accompanying proxy card are being distributed on or about April 5, 2004.

                       2004 ANNUAL MEETING OF STOCKHOLDERS

                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

                                TABLE OF CONTENTS

Notice of Annual Meeting of Stockholders...............................................      1

PROXY STATEMENT........................................................................      3

     BOARD OF DIRECTORS................................................................      3

         PROPOSAL NO. 1- ELECTION OF DIRECTORS.........................................      9

         PROPOSAL NO. 2- RATIFICATION OF INDEPENDENT ACCOUNTANTS ......................     12

         PROPOSAL NO. 3 - APPROVAL OF 2004 LONG TERM INCENTIVE PLAN....................     15

     STOCK OWNERSHIP...................................................................     21

         Largest Owners................................................................     21

         Directors and Executive Officers..............................................     21

         Section 16(a) Beneficial Ownership Reporting Compliance.......................     22

     REPORT OF THE HUMAN RESOURCES COMMITTEE...........................................     23

     EXECUTIVE OFFICERS................................................................     25

     EXECUTIVE COMPENSATION............................................................     26

         Summary Compensation Table....................................................     26

         Option Grants in 2003.........................................................     27

         Aggregate Option/SAR Exercises In 2003 And Year-End Option/SAR Values.........     28

     STOCK PERFORMANCE GRAPH...........................................................     29

     REPORT OF THE AUDIT COMMITTEE.....................................................     30

     QUESTIONS AND INFORMATION REGARDING THE ANNUAL MEETING
         AND STOCKHOLDER PROPOSALS.....................................................     32

APPENDIX A - Audit Committee Charter...................................................     36

APPENDIX B - Harvest Natural Resources 2004 Long Term Incentive Plan...................     43

                                 PROXY STATEMENT

         The Board of Directors of Harvest Natural Resources, Inc. ("Harvest" or the "Company") is providing these proxy materials to you in connection with our annual meeting of stockholders, which will take place on May 20, 2004, and soliciting your proxy with respect to the meeting. You are invited to attend the meeting and are requested to vote on the proposals described in this proxy statement.

         The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, our Board of Directors and its committees, the compensation of directors and our most highly paid officers, and certain other required information. Our 2003 Annual Report to Stockholders is being mailed to you simultaneously with this proxy statement.

         There are three proposals scheduled to be voted on at the meeting:

             -    The election of directors

             -    The ratification of independent auditors

             - Approval of the Harvest Natural Resources 2004 Long Term Incentive Plan

                               BOARD OF DIRECTORS

BOARD STRUCTURE

         Our Board of Directors (the "Board") currently has six directors. In December 2003, the Board was expanded from five directors to six and Mr. Byron
A. Dunn was appointed to the vacancy. During 2003, the Board held 9 regularly scheduled and special meetings. None of our directors attended fewer than 75% of the meetings of the Board and the Committees on which he serves. The average attendance in 2003 of all directors at Board and Committee meetings was 98%.

GOVERNANCE

         Corporate governance is part of our culture and a guiding principle in our behavior. Our six-member Board includes five directors determined by the Board to be independent, including our non-executive Chairman of the Board. The directors determined to be independent are Stephen D. Chesebro, John U. Clarke, Byron A. Dunn, H. H. Hardee and Patrick M. Murray. The Board's determination of independence is based upon standards in its Guidelines for Corporate Governance. The standards include the independence requirements under the new rules of the New York Stock Exchange.

         The non-management directors of the Board meet in regularly scheduled executive sessions without a member of Company management present. In 2003, the non-management directors of the Board met 4 times in executive session. Each year the Board conducts a self evaluation as a means to determine its effectiveness.

         The Board has adopted Guidelines for Corporate Governance which require that independent directors comprise a majority of the Board and that the Chairman of the Board be elected from the independent directors. In addition, the Guidelines for Corporate Governance require that each standing committee of the Board be comprised solely of independent directors. Other matters included in the Guidelines for Corporate Governance are Board and director responsibilities, director qualifications, operation of the Board, director compensation, the operation and responsibilities of board committees and management responsibilities.

         The Board has also adopted a Code of Business Conduct and Ethics which applies to all directors, officers and employees of the Company. The Board amended the Code of Business Conduct and Ethics in February 2004. The Board has not granted any waivers to the Code of Business Conduct and Ethics.

         The Guidelines for Corporate Governance, the Code of Business Conduct and Ethics and the charters of all the Board committees are accessible on the Company's website under the governance section at http://www.harvestnr.com. Any amendments to or waivers of the Code of Conduct and Business Ethics will also be posted on the Company's website. In addition, this information will be made available in print and without charge to any person who requests it.

COMMUNICATIONS WITH THE BOARD

         Stockholders and other individuals may contact our Board for any reason, including to make complaints regarding the Company's accounting, internal accounting controls or auditing matters. The Board may be contacted by mail or at the Company's website through an e-mail link under the governance section at http://www.harvestnr.com. The Board has approved a process for collecting, organizing and relaying stockholder communications.

ATTENDANCE AT ANNUAL MEETING OF STOCKHOLDERS

         It is the policy of the Board that, to the extent possible, all directors attend the annual meeting of stockholders. All directors attended the 2003 annual meeting of stockholders.

BOARD COMMITTEES

         The Board has three standing committees: (1) Audit, (2) Human Resources and (3) Nominating and Corporate Governance. The membership at the conclusion of 2003 and the function of each committee are described below.

                                                                                             NOMINATING AND
                                                                                               CORPORATE
              NAME OF DIRECTOR                          AUDIT          HUMAN RESOURCES         GOVERNANCE
              ----------------                          -----          ---------------         ----------
Stephen D. Chesebro'........................                                  X                     X
John U. Clarke..............................              X                   X                     X
Byron A. Dunn*..............................
H. H. Hardee................................              X                   X
Peter J. Hill...............................
Patrick M. Murray...........................              X                                         X

Number of Meetings in 2003..................             12                   5                     5

X = Committee member

* Mr. Dunn was elected to the Board at its December 11, 2003 meeting and was not appointed to a committee until February 2004, when he was appointed to the Human Resources Committee.

     THE AUDIT COMMITTEE

         The Audit Committee assists the Board in oversight of:

         - the Company's accounting and financial reporting policies and practices,

         -   the integrity of the financial statements of the Company,

         - the independent auditor's qualifications, independence and objectivity,

         - the performance of the Company's internal audit function and the Company's independent auditors, and

         - the compliance by the Company with legal and regulatory requirements.

         The Audit Committee acts as a liaison between the Company's independent auditors and the Board, and it has the sole authority to appoint or replace the independent auditor and to approve any significant non-audit relationship with the independent auditor. The Company's internal auditor and the Company's independent auditor report directly to the Audit Committee.

         The Audit Committee is responsible for the Company's procedures relating to the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, including the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee is also responsible for understanding and assessing the Company's processes and policies for communications with shareholders, institutional investors, analysts and brokers.

         The Audit Committee has access to Company records and employees, and has the sole authority to retain independent legal, accounting or other advisors. The Company will provide appropriate funding for the payment of the independent auditor and any advisors employed by the Audit Committee.

         The Audit Committee makes regular reports to the Board. Each year the Audit Committee assesses the adequacy of its charter and conducts a self-assessment review to determine its effectiveness.

         The Board has determined that each member of the Audit Committee meets the independence standards of the SEC's requirements, the new rules of the New York Stock Exchange and the Company's Guidelines for Corporate Governance. No member of the Audit Committee serves on the audit committee of more than three public companies. The Board has further determined that each member of the Audit Committee is financially literate and that Mr. Murray and Mr. Clarke qualify as audit committee financial experts as defined in Item 401(h) of Regulation S-K. Information on the relevant experience of Mr. Murray and Mr. Clarke is set forth in the discussion below under Proposal No. 1.

         The Audit Committee operates pursuant to a written charter. A copy of the Audit Committee Charter is attached to this proxy statement as Appendix
     A. The charter is also accessible in the governance section of the Company's website (http://www.harvestnr.com).

         Our Audit Committee has established procedures for Company employees or consultants to make a confidential, anonymous complaint or raise a concern over accounting, internal accounting controls or auditing matters concerning the Company or any of its companies.

     THE HUMAN RESOURCES COMMITTEE

         The primary responsibilities of the Human Resources Committee are to:

         - annually review the performance of the Chief Executive Officer and make recommendations to the Board on all elements of his compensation,

         - annually review the compensation of the Board and make recommendations to the Board on compensation,

         -   review and assess succession planning,

         - establish and recommend to the Board all elements of executive compensation,

         - make recommendations to the Board with respect to incentive and equity compensation plans, and

         - review and monitor overall compensation and benefit plans, and human resources policies and procedures.

         Each year the Human Resources Committee assesses the adequacy of its charter and conducts a self-assessment review to determine its effectiveness.

         The Board has determined that each member of the Human Resources Committee meets the independence requirements of the new rules of the New York Stock Exchange and the Company's Guidelines for Corporate Governance.

         The Human Resources Committee operates pursuant to a written charter. The charter is accessible in the governance section of the Company's website (http://www.harvestnr.com).

     THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

         The primary responsibilities of the Nominating and Corporate Governance Committee are to:

         - develop the criteria and procedures for the identification and recruitment of candidates for election to serve as directors who will promote the best interest of the stockholders,

         - review qualifications and recommend to the Board director candidates, including those recommended by stockholders of the Company, to be nominated for election by the stockholders or to fill any vacancy,

         -   recommend directors to serve on and chair Board committees,

         -   evaluate annually the performance of the Board, and

         - develop and recommend guidelines for corporate governance and a code of business conduct and ethics applicable to all directors, officers and employees of the Company.

         Each year the Nominating and Corporate Governance Committee assesses the adequacy of its charter and conducts a self-assessment review to determine its effectiveness.

         The Board has determined that each member of the Nominating and Corporate Governance Committee meets the independence requirements of the new rules of the New York Stock Exchange and the Company's Guidelines for Corporate Governance.

         The Nominating and Corporate Governance Committee operates pursuant to a written charter. The charter is accessible in the governance section of the Company's website (http://www.harvestnr.com).

         The Nominating and Corporate Governance Committee will consider nominations for director proposed by stockholders of the Company if such nominations are submitted within the time limits and in the manner prescribed by applicable rule, law and the Company's By-laws. To be timely, a stockholder's nomination for director must be delivered to or mailed and received at the principal executive offices of the Company, not less than 60 days nor more than 180 days prior to the anniversary date of the immediately preceding annual meeting (which, for the 2005 annual meeting, would be no earlier than November 21, 2004, and no later than March 21,
     2005); provided, however, that in the event that the date of the annual meeting is more than 45 days later than the anniversary date of the immediately preceding annual meeting (which, for the 2005 annual meeting, would be after July 4, 2005), nominations by the stockholder to be timely must be received not later than the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of the annual meeting was mailed to stockholders or the date on which it is first disclosed to the public. A stockholder's nomination of a director to the Secretary shall (a) identify the nominee or nominees and provide a brief description of their business experience and background,
     (b) the name and address of the stockholder as they appear on the Company's books, (c) the class and number of shares of the Company which are beneficially owned by such stockholder, (d) any material relationship between the nominee(s) and the stockholder and the Company, and (e) contact information of the nominee(s) for follow-up information requests by the Board. In addition, if the stockholder's ownership of shares of the Company, as set forth in the notice, is solely beneficial, documentary evidence of such ownership must accompany the notice. Please see page 35 for additional information on submitting stockholder proposals.

         Under the Board's Guidelines for Corporate Governance, at least a majority of directors of the Company must be independent, and individuals who are more than seventy-two years old or serve on the board of more than three other publicly held companies are not eligible to serve on the Board. The Nominating and Corporate Governance Committee is responsible for assessing the appropriate mix of skills and characteristics required of members of the Board. Factors the Nominating and Corporate Governance Committee shall consider in identifying and evaluating director nominees include:

             -    High personal and professional ethics, integrity and values;

             -    Collective breadth of experience in matters such as:

                       -   international operations,

                       -   the energy business,

                       -   board membership,

                       - service as the chief executive or operating officer in a publicly held company, and

                       -   auditing, accounting, finance or banking;

             -    Independence in fact and intellectually;

             - An interest and the availability of time to be involved with the Company and employees over a sustained period; and

             - The ability and willingness to objectively appraise management and Board performance in the interests of the stockholders.

         In considering these factors, no distinction is drawn between nominees recruited by or for the Board and nominees recommended by stockholders.

         The Nominating and Corporate Governance Committee is responsible for periodically reviewing the size, composition and organization of the Board and recommending to the Board policies, changes and other action it deems advisable. During 2003, the Nominating and Corporate Governance Committee considered adding an additional Board member and solicited the names of candidates from the Company's directors and management. In addition, the Nominating and Corporate Governance Committee engaged and paid a fee to an executive search firm to identify and qualify candidates to serve on the Board. In December 2003, the Nominating and Corporate Governance Committee recommended to the Board that the size of the Board be expanded from five to six members and, after determining his availability and interest, that Mr. Byron A. Dunn be appointed to fill the vacancy. The Board approved Mr. Dunn's appointment to the Board on December 11, 2003. The Company's Chief Executive Officer ("CEO") initially recommended Mr. Dunn for appointment to the Board, but all of the directors were familiar with Mr. Dunn due to his earlier membership on the Board.

DIRECTOR COMPENSATION ARRANGEMENTS

         Director compensation is reviewed annually by the Human Resources Committee of the Board with the assistance of independent compensation consultants retained by the Committee. Any adjustments to compensation are approved by the Board, based upon the recommendations of the Human Resources Committee. The philosophy of the Company in determining director compensation is to align compensation with the long-term interests of the stockholders, adequately compensate the directors for their time and effort, and establish an overall compensation package that will attract and retain qualified directors. In determining overall director compensation, the Company seeks to strike the right balance between the cash and stock components of director compensation. It is the policy of the Board that directors should hold equity ownership in the Company and that a portion of director fees should consist of Company equity in the form of stock and option grants. The Board also believes that directors should develop a meaningful equity position over time. The Board has taken a number of actions to carry out these policies. In 2003, it adopted Stock Retention Guidelines (see page 19) and, subject to stockholder approval, the Harvest Natural Resources 2004 Long Term Incentive Plan (see pages 15).

         Each non-employee director of the Company receives compensation as follows:

         - an annual Board retainer of $50,000, plus travel and related expenses,

         - an annual committee retainer of $10,000 for serving as committee chair, and

         - a fee of $1,000 per day for attending business meetings on behalf of the Company in his capacity as a director that requires out of town travel or a substantial commitment of time.

         The Company's director compensation includes additional compensation for our non-executive Chairman of the Board, Mr. Chesebro', in recognition of the significant added responsibilities and time commitments of that position. In addition to his compensation as a director, Mr. Chesebro' receives a retainer of $120,000 a year, paid quarterly.

         Effective May 23, 2003, the Board adopted the Harvest Natural Resources, Inc. Deferred Compensation Plan for the Board of Directors (the "Deferred Compensation Plan"). The Deferred Compensation Plan was designed by the Human Resources Committee with the assistance of an independent consultant retained by the Committee. The major elements of the Deferred Compensation Plan are as follows:

         -   only non-employee directors are eligible to participate,

         -   a director may elect to defer all or part of his retainer(s),

         - amounts deferred may be credited, at the director's option, to either a stock unit account or a fixed income account,

         - amounts deferred into the stock unit account are converted into phantom shares in the Company and, in addition, the Company will provide a matching amount of phantom shares equal to 50% that vests after one year,

         - amounts deferred into the stock unit account may be distributed to a director only after his service on the Board has terminated and any distributions must be in cash,

         - amounts deferred to the fixed income account earn annually compounded interest at the greater of 10% or the prime rate,

         - deferred amounts may not be transferred between the fixed income account and the stock unit account,

         - each year a director may change his deferral election, but only as to future compensation, and

         - at the time of a deferral election, a director also makes elections on the manner of distribution of the deferred amounts.

         In 2003, all directors (except for Mr. Dunn as described in the next sentence) participated in the Deferred Compensation Plan and elected to defer 100% of their retainers into the stock unit account representing phantom shares in the Company. Mr. Dunn, who was elected to the Board in December 2003, will be eligible to participate in the Deferred Compensation Plan after the 2004 annual meeting of stockholders.

         If the Harvest Natural Resources 2004 Long Term Incentive Plan is approved, directors will be eligible to receive restricted stock, stock options and SAR grants.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         There are six nominees for election to our Board of Directors this year. Information regarding the business experience of each nominee is provided below. All directors are elected annually to serve until the next annual meeting and until their respective successors are elected.

         OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION TO THE BOARD OF EACH OF THE FOLLOWING NOMINEES.

STEPHEN D. CHESEBRO'                  Mr. Chesebro' served as President and
Appointed Director in October 2000    Chief Executive Officer of PennzEnergy,
Age 62                                the independent oil and gas exploration
                                      and production company that was formerly a business unit of Pennzoil Company, from December 1998 until he retired in 1999.
                                      From February 1997 to December 1997, Mr.
                                      Chesebro' served as Group Vice President -
                                      Oil and Gas and from December 1997 until December 1998 he served as President and Chief Operating Officer of Pennzoil
                                      Company, an integrated oil and gas
                                      company. From 1993 to 1996, Mr. Chesebro' was Chairman and Chief Executive Officer of Tenneco Energy, a $4 billion global company with 3,000 employees. Tenneco
                                      Energy was part of Tenneco, Inc., a
                                      worldwide corporation that owned
                                      diversified holdings in six major
                                      industries. In 1964, Mr. Chesebro'
                                      graduated from the Colorado School of
                                      Mines. He was awarded the school's
                                      Distinguished Achievement Medal in 1991
                                      and received his honorary doctorate from the institution in 1998. He currently serves on the school's visiting committee for petroleum engineering. In 1994, Mr.
                                      Chesebro' was the first American awarded the H.E. Jones London Medal by the
                                      Institution of Gas Engineers, a British
                                      professional association.

JOHN U. CLARKE                        Since May 2001, Mr. Clarke has been
Appointed Director in October 2000    President of Concept Capital Group, a
Age 51                                financial and strategic advisory firm
                                      originally founded by Mr. Clarke in 1995.
                                      Immediately prior to reestablishing the
                                      firm, Mr. Clarke was a Managing Director of SCF Partners, a private equity investment company focused on the oil and gas services and equipment sectors of the energy industry. From 1999 to 2000, Mr.
                                      Clarke was Executive Vice President of
                                      Dynegy, Inc., a publicly traded global
                                      energy merchant, where he was also an
                                      Advisory Director and member of the Office of the Chairman. Mr. Clarke joined Dynegy in April 1997 as Senior Vice President and
                                      Chief Financial Officer. Prior to joining
                                      Dynegy, Mr. Clarke was a managing director and co-head of a specialty energy practice group with Simmons & Company
                                      International, a Houston-based investment banking firm. From 1995 to 1997, he served as president of Concept Capital Group. Mr.
                                      Clarke was Executive Vice President and
                                      Chief Financial and Administrative Officer with Cabot Oil and Gas, a publicly traded
                                      Appalachian oil and gas producer, from
                                      1993 to 1995. He was with Transco Energy, a publicly traded interstate pipeline company, from 1981 to 1993, last serving as Senior Vice President and Chief
                                      Financial Officer. Mr. Clarke began his
                                      professional career with Tenneco, Inc. in 1978. Mr. Clarke is a member of the Boards of Directors of NATCO Group, Inc., a publicly traded engineering, construction and fabrication company serving the petroleum industry and The Houston Exploration Company, a publicly traded North American exploration and production company. He is also
                                      Chairman and a member of the Board of
                                      Directors of FuelQuest, a market service provider to petroleum marketers. Mr.
                                      Clarke earned a Bachelor of Arts degree in Economics from the University of Texas in 1975 and a Master of Business
                                      Administration degree from Southern
                                      Methodist University in 1977.

BYRON A. DUNN                         Mr. Dunn was originally a member of the
Appointed Director in December 2003   Board from October 2000 until March 2002.
Age 47                                Mr. Dunn did not stand for reelection at
                                      the 2002 annual meeting of shareholders
                                      because of the presence of other business priorities. Mr. Dunn has been Vice
                                      President, Business Development of
                                      National Oilwell, Inc. an oilfield
                                      products and services company since August
                                      2003. Prior to joining National Oilwell,
                                      Mr. Dunn was an Executive Director in the energy investment banking group of UBS
                                      Warburg LLC for seven years. Mr. Dunn
                                      spent two years as a Senior Vice President specializing in energy and oilfield services with Jeffries & Company, Inc. Mr.
                                      Dunn also has over five years of
                                      operational experience in the oil and gas industry, serving from 1979 through 1984 in drilling, production and reservoir assignments for Chevron USA in Texas, Louisiana and the Gulf of Mexico. In addition, during 1991 and 1992, Mr. Dunn spent considerable time in West Siberia, Europe and South America as manager of upstream business development and acquisitions for Phibro Energy. Mr. Dunn is Chairman of the Board of TTS Marine
                                      ASA, a Bergen Norway based ships-equipment manufacturer, and an Advisory Director to Preng & Associates, an executive search consulting firm. Mr. Dunn earned a Bachelor of Science degree in Chemical
                                      Engineering from the Illinois Institute of Technology in 1979 and a Master of Business Administration degree from the
                                      University of Chicago in 1986.

H. H. HARDEE                          Mr. Hardee has been a Senior Vice
Appointed Director in October 2000    President-Investment Officer with RBC Dain
Age 49                                Rauscher, an investment banking firm,
                                      since 1994. From 1991 through 1994, Mr.
                                      Hardee was a Senior Vice President with
                                      Kidder Peabody, an investment banking
                                      firm. From 1977 through 1991, Mr. Hardee was a Senior Vice President at Rotan
                                      Mosle/Paine Webber Inc., an investment
                                      banking firm. During his tenure at Dain
                                      Rauscher, he has been in the top 1% of his peer group and has been a member of the Chairman's Council since joining the firm.
                                      Mr. Hardee is a licensed investment
                                      advisor and has served in various board
                                      capacities including investment policy and syndicate underwriting. Mr. Hardee's expertise is advising high net worth individuals and small to mid-sized corporations. He currently advises/manages over $225 million in assets. He is also a published author in the area of financial investing. Mr. Hardee is a former director of the Bank of Almeda and Gamma
                                      Biologicals. He is also a former limited partner and advisory director of the Houston Rockets of the National Basketball
                                      Association and former advisory finance
                                      Chairman for the Ft. Bend Texas
                                      Independent School District. Currently, he is an elder and member of session at Southminster Presbyterian Church. Mr.
                                      Hardee has a degree in finance from the
                                      University of Texas.

PETER J. HILL                         Dr. Peter J. Hill has served as our
Appointed Director in July 2000       President and Chief Executive Officer and
Age 57                                a director since July 10, 2000.  From 1998
                                      until 2000, Dr. Hill was Chief Operating
                                      Officer and Executive Director of Hardy
                                      Oil & Gas in London, U.K. From 1995 until
                                      1998, Dr. Hill served as Managing Director of Deminex and was responsible for its worldwide production and exploration activities, including projects in Russia and Venezuela. Prior to 1995, Dr. Hill spent 22 years with British Petroleum in a range of senior positions in Australia, Egypt, New Zealand, the North Sea and
                                      South America. Dr. Hill served as Chief
                                      Geologist for the BP Group, and from 1989 to 1991 served as Chief of Staff for BP
                                      Exploration, sitting on the Board. From
                                      1991 to 1994, he was the President of BP
                                      Venezuela and Regional Director for
                                      Central and South America. Dr. Hill holds a B.S. Degree in Geology from Southampton
                                      University, England, and a shared
                                      Doctorate of Philosophy in Sedimentology from Southampton University and Trinity
                                      College, Ireland.

PATRICK M. MURRAY                     Mr. Murray is Chief Executive Officer and
Appointed Director in October 2000    a Director of Dresser, Inc.  He is also a
Age 61                                member of the Executive Committee of
                                      Dresser, Inc. Mr. Murray previously served as President of Dresser Equipment Group,
                                      Inc.; Vice President, Strategic
                                      Initiatives of Dresser Industries, Inc.;
                                      and Vice President, Operations of Dresser,
                                      Inc. Mr. Murray has also served as the
                                      President of Sperry-Sun Drilling Services and as the Controller of NL Industries.
                                      Mr. Murray joined NL Industries in 1973 as a Systems Application Consultant and served in a variety of increasingly senior management positions with NL Industries,
                                      Baroid Corporation and Dresser Industries.
                                      Mr. Murray currently serves on the board of Precision Drilling Corporation, a publicly held contract drilling company.
                                      Mr. Murray is also on the boards of the
                                      Valve Manufacturers Association, Petroleum
                                      Equipment Suppliers Association and the
                                      Dallas Council on World Affairs. He is
                                      also on the board of advisors for the
                                      Maguire Energy Institute, Edwin L. Cox
                                      School of Business, Southern Methodist
                                      University. Mr. Murray holds a B.S. degree in Accounting and a Master of Business
                                      Administration from Seton Hall University.
                                      He served for two years in the U.S. Army as a commissioned officer. Mr. Murray is a member of the American Petroleum Institute and the Society of Petroleum Engineers.

                                 PROPOSAL NO. 2

                      RATIFICATION OF INDEPENDENT AUDITORS

         The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as Harvest's independent auditors to audit our consolidated financial statements for the year ended December 31, 2004.

         OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS FOR 2004. If the appointment is not ratified, our Board of Directors will select other independent auditors.

EQUITY COMPENSATION PLAN INFORMATION

         The following table presents information as of December 31, 2003, on equity compensation plans approved by security holders and equity compensation plans not approved by security holders.

                                                                                                        NUMBER OF SECURITIES
                                                                    NUMBER OF                                REMAINING
                                                                 SECURITIES TO BE                           AVAILABLE FOR
                                                                   ISSUED UPON                             FUTURE ISSUANCE
                                                                   EXERCISE OF      WEIGHTED-AVERAGE        UNDER EQUITY
                                                                   OUTSTANDING       EXERCISE PRICE         COMPENSATION
                                                                    OPTIONS,         OF OUTSTANDING       PLANS (EXCLUDING
                                                                   WARRANTS AND     OPTIONS, WARRANTS   SECURITIES REFLECTED
                                                                      RIGHTS            AND RIGHTS          IN COLUMN (a)
                       PLAN CATEGORY                                   (a)                 (b)                  (c)
                       -------------                             ----------------   -----------------   --------------------
Equity compensation plans approved by security holders              3,598,531       $            8.74          74,000

Equity compensation plans not approved by security holders(1)         808,450                    2.31              --
                                                                    ---------       -----------------          ------
Total                                                               4,406,981       $            7.56          74,000
                                                                    =========       =================          ======

(1) See Note 6 of Notes to Consolidated Financial Statements filed as part of our Form 10-K for the year ending December 31, 2003 for a description of options issued to individuals other than officers, directors or employees of the Company. The 1999 Stock Option Plan permits the granting of stock options to purchase up to 2,500,000 shares of our common stock in the form of ISOs, NQSOs or a combination of each, with exercise prices not less than the fair market value of the common stock on the date of the grant, subject to the dollar limitations imposed by the Internal Revenue Code. In the event of a change in control of our company, all outstanding options become immediately exercisable to the extent permitted by the plan. Options granted to employees under the 1999 Stock Option Plan vest 50 percent after the first year and 25 percent after each of the following two years, or they vest ratably over a three-year period from their dates of grant and expire ten years from grant date or three months after retirement, if earlier. All options granted to outside directors and consultants under the 1999 Stock Option Plan vest ratably over a three-year period from their dates of grant and expire ten years from grant date. These were the only compensation plans in effect that were adopted without the approval of the Company's stockholders.

         The following table presents information on stock options outstanding at March 22, 2004 which have been granted to directors, officers and employees of the Company. This updates the information in Note 6 to the Company's financial statements filed as part of its Form 10-K for the year ending December 31, 2003.

                                       OUTSTANDING                                      EXERCISABLE
                  -----------------------------------------------------    -------------------------------------
    RANGE OF          NUMBER        WEIGHTED-AVERAGE                           NUMBER
    EXERCISE      OUTSTANDING AT        REMAINING      WEIGHTED-AVERAGE    EXERCISABLE AT       WEIGHTED-AVERAGE
     PRICES       MARCH 22, 2004    CONTRACTUAL LIFE    EXERCISE PRICE     MARCH 22, 2004        EXERCISE PRICE
     ------       --------------    ----------------    --------------     --------------        --------------
$ 1.55 - $ 2.75     1,992,483            5.94               $ 1.96            1,687,816         $           2.02
$ 4.80 - $ 7.00       578,667            5.02                 5.77              365,333                     5.86
$ 7.25 - $11.00       409,333            1.61                 8.75              373,333                     8.91
$11.50 - $16.50       943,665            1.42                13.53              943,665                    13.53
$17.38 - $24.13       439,833            1.78                21.21              439,833                    21.21
                    ---------                                                 ---------
                    4,363,981                                                 3,809,980
                    =========                                                 =========

         Of the total options outstanding, the Company controls the disposition of 1,108,750 in option shares pursuant to a pledge agreement between the Company and A.E. Benton, its former Chief Executive Officer and Chairman of the Board. The Company has no plans to exercise these options and will allow them to expire according to their terms. On April 21, 2004, options representing 125,000 shares will expire, and an additional 125,000 will expire on December 30, 2004. Thereafter, additional option shares expire each year through 2009.

         In addition to options granted to directors, officers and employees of the Company, the Company has issued options related to the acquisition of Benton Offshore China Company. As of March 22, 2004, there were options to purchase 74,427 shares of stock at $7.00 per share outstanding and exercisable. In addition, options have been issued to individuals outside of plans at prices ranging from $5.63 to $11.80 which vest over three to four years. At March 22, 2004, a total of 43,000 shares were subject to such options.

         Since 1989, the Company has adopted several stock option plans. In 2001, the stockholders approved the 2001 Long Term Incentive Plan, following which the Board determined that options would no longer be granted under any prior plans. As of March 22, 2004, 74,000 shares remained available for stock option grant under the 2001 Long Term Incentive Plan. With the exception of 2001, since 2000, the total number of options granted in each year as a percent of outstanding shares (the "burn rate") has been less than 1 percent. In 2001, the burn rate was about 5 percent due to a number of factors, including the price of the Company's stock at the time, one-time grants to newly appointed directors and executives, and catch up grants under the 2001 Long Term Incentive Plan. Past burn rates are not necessarily indicative of future burn rates.

         As of March 22, 2004, the number of shares in the Company outstanding was 35,851,961.

                                 PROPOSAL NO. 3

                      APPROVAL OF HARVEST NATURAL RESOURCES
                          2004 LONG TERM INCENTIVE PLAN

         On February 19, 2004, the Board of Directors approved, subject to stockholder approval, and recommended that the stockholders approve the Harvest Natural Resources 2004 Long Term Incentive Plan (the "2004 Plan"). A copy of the 2004 Plan is attached as Appendix B to this Proxy Statement.

         The Board's approval and recommendation of the 2004 Plan follows a review by the Human Resources Committee of the Company's existing compensation plans, stock options available under the 2001 Long Term Incentive Plan, comparable plans in other companies and trends in long-term compensation, particularly in the oil and gas industry. The Human Resources Committee was assisted in this review by an independent outside consultant retained by the Committee.

         The Board believes the 2004 Plan will (i) provide incentive opportunities for non-employee directors and key employees and consultants, (ii) help attract and retain qualified non-employee directors and key employees and consultants, and (iii) align the personal financial interests of such persons with the Company's stockholders. The 2004 Plan provides for stock options, stock appreciation rights, restricted stock and performance related cash awards, subject to certain limits.

         OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE HARVEST NATURAL RESOURCES 2004 LONG TERM INCENTIVE PLAN.

2004 PLAN HIGHLIGHTS

         Some of the highlights of the 2004 Plan include:

         - The 2004 Plan is administered by the Human Resources Committee, which is comprised solely of independent directors.

         - The total amount of equity awards in the form of options or restricted stock over the life of the 2004 Plan is capped at 1,750,000 shares, of which no more than 438,000 shares may be granted as restricted stock.

         - No individual may be awarded more than 110,000 shares of restricted stock or options to purchase more than 438,000 shares over the life of the 2004 Plan.

         - The exercise price of options may not be less than the fair market value of the common stock of the Company on the date of grant.

         - No more than one third of options subject to a grant may vest in any one year.

         - Restricted stock grants are subject to a minimum three year restriction period.

         -   Performance goals must be used for performance based awards.

         - Without approval of the stockholders, the 2004 Plan prohibits direct or indirect repricing, replacing or regranting options (other than for recapitalizations, stock splits and similar events) or making any material changes to the 2004 Plan.

         In addition, the Board has adopted Stock Retention Guidelines applicable to any awards of stock options or restricted stock under the 2004 Plan.

SUMMARY OF THE 2004 PLAN

         The 2004 Plan Highlights and the following summary of the material features of the 2004 Plan is qualified in its entirety by reference to Appendix B.

Term

         If approved by the stockholders, the 2004 Plan will be effective May 21, 2004. The 2004 Plan will terminate on May 20, 2014, unless sooner terminated by the Board.

Purpose

         The purpose of the 2004 Plan is to provide incentive opportunities for non-employee directors, key employees and key consultants, and to align such persons' personal financial interests with those of the Company's stockholders.

Administration

         The Human Resources Committee (the "Committee") shall administer the 2004 Plan. In administering the 2004 Plan, the Committee shall have the full power to determine the size and types of option, stock appreciation right ("SAR") and restricted stock grants and performance awards; to determine the terms and conditions of such grants and performance awards in a manner consistent with the 2004 Plan; to construe and interpret the 2004 Plan and any agreement or instrument entered into under the 2004 Plan; to establish, amend or waive rules and regulations for the 2004 Plan's administration; and to amend the terms and conditions of any outstanding option, SAR or restricted stock grant or performance award to the extent such terms and conditions are within the sole discretion of the Committee. The Committee's administrative authority is limited by approvals and authority the Board has reserved to itself, and the limitations and restrictions otherwise applicable under the 2004 Plan.

Eligibility

         Employees and consultants who, in the judgment of the Committee, may make key contributions to the profitability and growth of the Company shall be eligible to receive options, SARs, grants of restricted stock and performance awards under the 2004 Plan. All non-employee directors shall be eligible to receive options, SARs and grants of restricted stock under the 2004 Plan.

Maximum Shares Available

         The maximum amount of stock which may be issued under the 2004 Plan in satisfaction of exercised options, SARs, or issued as restricted stock may not exceed 1,750,000 shares, in the aggregate, of which no more than 438,000 shares may be granted as restricted stock. No individual may be awarded more than 110,000 shares of restricted stock or 438,000 in options over the life of the 2004 Plan. Stock subject to an option which is cancelled or terminated without having been exercised, or stock awarded as restricted stock, which is forfeited shall again be available for grants under the 2004 Plan. However, shares of stock which are not issued because the holder of an option exercises an accompanying SAR are not again available for grants.

Stock Options

         The Committee may grant options to purchase shares of the common stock of the Company under the 2004 Plan to eligible employees, consultants and non-employee directors for such numbers of shares and having such terms as the Committee shall designate, subject however, to the provisions of the Plan. The Committee will also determine the type of option granted (e.g., incentive stock option ("ISO")) or a combination of various types of options. Options designated as ISOs shall comply with all the provisions of Internal Revenue Code and applicable regulations. Each option shall be evidence by a stock option agreement.

         The price at which shares may be purchased under an option shall not be less than 100% of the fair market value of the Company's stock on the date the option is granted.

         The Committee shall determine the period during which an option may be exercised, provided that the period will be neither less than one nor more than ten years from the date on which the option is granted. The Committee shall also determine the dates on which installment portions of an option shall vest, provided that no more than one-third of the shares subject to an option may vest in any one year. Subject to 2004 Plan, including the foregoing restriction, the Committee may also determine to accelerate vesting.

         An option shall terminate and may no longer be exercised three months after the optionee ceases to be an employee, consultant or non-employee director of the Company for any reason other than disability or death. If employment or service is terminated by reason of disability, all options will vest and may be exercised within a period not to exceed the lesser of twelve months or the remaining term of the option. With respect to an individual who dies while in the employ or service of the Company, the vesting provisions will lapse and the vested portion of the option may, within a period not to exceed twelve months, be exercised by the optionee's estate. In no event may an option be exercised to any extent by anyone after the expiration or termination of the option. So long as it is not an amendment to the 2004 Plan requiring stockholder approval, the Committee may elect to extend the period of option exercise and vesting provisions for an individual whose employment or service terminates for any reason.

         The exercise price of an option shall be paid to the Company in full at the time of exercise at the election of the optionee (1) in cash, (2) in shares of the Company's common stock, (3) in shares of the Company's restricted stock,
(4) a combination of any or all of the foregoing, or (5) to the extent permitted by the Committee, through the withholding of shares of stock with a value equal to the aggregate exercise price of the option.

Stock Appreciation Rights

         The 2004 Plan authorizes the Committee to affix SARs to an option, either at the time of its initial granting or at a later date. The Committee may establish SAR terms and conditions at the time such SAR is established. A SAR shall be exercisable at such time as may be determined by the Committee and a SAR shall be exercisable only to the extent that the related Option could be exercised.

         Upon the exercise of a SAR, the Company shall give to an optionee an amount equivalent to the excess of the value of the shares of stock for which the right is exercised over the exercise price of such shares under the related Option. Such amount may be paid to the optionee either in cash or in shares of stock or both as the Committee shall determine. Upon the exercise of a SAR, that portion of the option underlying the SAR will be considered as having been surrendered. A SAR shall be automatically exercised at the end of the last business day prior to the stated expiration date of the unexercised portion of the related option if on such date the value of the stock exceeds the option exercise price. A SAR shall terminate and may no longer be exercised upon the exercise, termination, cancellation or expiration of the related option.

Restricted Stock

         Under the 2004 Plan, restricted stock may be granted to eligible employees, consultants and non-employee directors. All restricted stock will be subject to a restriction period of not less than thirty-six months, during which period the stock will be deposited with the Company and is subject to forfeiture for a breach of terms and conditions established by the Committee. During the restriction period, the recipient will be entitled to vote the restricted stock and receive dividends.

         The Committee may also condition the vesting of restricted stock on the achievement of "Indicators of Performance" during a performance period established by the Company. Under the 2004 Plan, Indicators of Performance are criteria used by the Committee to evaluate the Company's performance, including: the Company's pretax income, net income, earnings per share, revenue, expenses, return on assets, return on equity, return on investment, net profit margin, operating profit margin, discretionary cash flow (net cash provided by operating activities, less estimated total changes in operating assets and liabilities), total stockholder return, lease operating expenses, EBITDA, capitalization, liquidity, reserve adds or replacement, finding and development costs, production volumes, results of customer satisfaction surveys and other measures of quality, safety, productivity, cost management or process improvement or other measures the Committee approves. The Committee has discretion to select the particular indicators of performance to be utilized in determining awards, set indicators of performance solely by reference to the performance of a subsidiary or based upon comparisons of any of the performance measures relative to other companies and exclude the impact of any event or occurrence which the Committee determines should appropriately be excluded.

         The Committee may also assign additional terms, conditions and other restrictions to a restricted stock award. The Committee may also establish rules concerning the termination of service of a recipient of restricted stock, provided that the restriction period will continue and the applicable restrictions will lapse for an individual whose service terminates by reason of disability or death.

Performance Awards

         The 2004 Plan permits the Committee to grant performance awards to eligible employees and consultants from time to time. Performance awards are only made in cash and are based upon achieving established Indicators of Performance over an established period of time, but not less than one year. Performance awards under the 2004 Plan are not in lieu of any annual bonus plan established by the Board. The cash covered by all performance awards granted under the 2004 Plan may not exceed $5,000,000 in a year, and all awards under the 2004 Plan granted to an individual in any year may not exceed $2,500,000. The Committee shall establish the terms and conditions of performance awards and, subject to such terms, may make downward adjustments in awards. The 2004 Plan contains provisions on partial payment of performance awards to individuals granted an award during a performance period or who are terminated without cause or due to death or disability.

Change in Control

         The 2004 Plan provides that in the event of a "Change in Control" of the Company, any restrictions on restricted stock will lapse, the Indicators of Performance under a performance award will be treated as having been achieved, and any outstanding options will vest and become exercisable. An optionee who is terminated as a result of a Change in Control will have twelve months in which to exercise options.

Amendment and Termination

         The Board may at any time terminate or amend the 2004 Plan. However, the Board may not, without further approval of the stockholders of the Company, amend the 2004 Plan to (i) increase the number of shares of stock subject to the 2004 Plan; (ii) change 2004 Plan provisions relating to establishment of the exercise prices under options granted; (iii) extend the duration of the 2004 Plan; (iv) reprice, replace or regrant options through cancellation, or by lowering the exercise price of a previously granted option; (v) make any change to the 2004 Plan considered material under the listing requirements of the New York Stock Exchange or any other exchange on which the Company's stock is listed; or (vi) increase the maximum dollar amount of ISOs which an individual optionee may exercise during any calendar year beyond that permitted in the Internal Revenue Code.

FEDERAL INCOME TAX EFFECTS OF THE 2004 PLAN

         The federal income tax consequences applicable to the Company in connection with ISOs, non-qualified stock options (NQSOs"), SARs, restricted stock and performance awards are complex and depend, in large part, on the surrounding facts and circumstances. Under current federal income tax laws, a participant will generally recognize income with respect to grants of restricted stock, stock options, SARs and performance awards as follows.

Stock Options and Stock Appreciation Rights

         Stock options may be granted in the form of ISOs or NQSOs. ISOs are eligible for favorable tax treatment under the US Internal Revenue Code (the "Code"). To meet the Code requirements, the maximum value of ISOs that first become exercisable in any one year is limited to $100,000. Under the Code, persons do not realize compensation income upon the grant of an ISO, NQSO, or a SAR. At the time of exercise of an NQSO or SAR, under ordinary tax rules, the holder will realize compensation income in the amount of the spread between the exercise price paid and the fair market value of the Company stock on the date of exercise multiplied by the number of shares for which the option is exercised; however, at the time of exercise of an ISO, no compensation income is recognized, but the difference between the exercise price and the fair market value of the Company stock on the date of exercise multiplied by the number of shares for which the option is exercised is an item of tax preference which may require the payment of alternative minimum tax. If the shares acquired on exercise of an ISO are held for at least two years after grant of the option and one year after exercise, the excess of the amount realized on sale over the exercise price will be taxed as capital gains. If the shares acquired on exercise of an ISO are disposed of within two years after grant or one year of exercise, the holder will realize compensation income equal to the excess of the fair market value of shares on the date of exercise over the option price. Additional amounts realized will be taxed as capital gains. Harvest will generally be entitled to a deduction under the Code at the time and equal to the amount of compensation income realized by the holder of an option or SAR under the 2004 Plan.

Restricted Stock

         Employees generally recognize as taxable income the fair market value of restricted stock on the date the restriction period ends. The Company is generally entitled to a corresponding tax deduction at the same time. Dividends paid during the restricted period are taxable compensation to the employee.

Performance Awards

         The tax consequences of performance awards are the same as the tax consequences of restricted stock awards (except that the compensation deduction limitation described below generally will not apply to performance awards).

Code Section 162(m)

         Section 162(m) of the Code limits the deductibility by Harvest of compensation paid to the CEO and the other four most highly compensated executives. Section 162(m) of the Code provides an exception to this deduction limitation for certain "qualified performance-based compensation". Payments or grants (excluding restricted stock) under the 2004 Plan are intended to qualify as "qualified performance-based compensation" under the Code and applicable regulations.

ACCOUNTING TREATMENT OF THE 2004 PLAN

         Effective January 1, 2003, the Company adopted the fair value recognition provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (FAS 123), "Accounting for Stock-Based Compensation" prospectively for all employee stock-based awards granted, modified or settled after that date. In accordance with FAS 123, compensation expense for future awards will be measured by the fair value of the award at the date of grant and recognized over the vesting period. The fair value of awards in the form of restricted stock is the market price of the stock. The fair value of awards in the form of stock options is estimated using an option-pricing model. FAS 123 accounting will apply to all options issued under the 2004 Plan.

         Compensation expense grants of restricted stock under the 2004 Plan is based on the price of the stock when it is granted and is recognized over the vesting period, which is the same method of accounting as under FAS 123.

STOCK RETENTION GUIDELINES

         At the recommendation of the Human Resources Committee, the Board of Directors has adopted Stock Retention Guidelines (the "Guidelines") for the CEO, officers and non-employee directors (collectively, the "Key Stakeholders") of the Company. The purpose of the Guidelines is to promote ownership and retention of stock in the Company by Key Stakeholders in order to align their interests with the long-term interests of the stockholders.

         The Guidelines apply to any awards of restricted stock or options to purchase stock of the Company granted after February 2004, including awards under the 2004 Plan. Under the Guidelines,

     - at least fifty percent of the shares of restricted stock (on an after tax basis) must be retained by a Key Stakeholder for at least three years after the restriction lapses, and

     - at least fifty percent of the shares of stock (on an after tax basis) received through the exercise of an option must be retained by a Key Stakeholder for at least three years after the option exercise.

         The Guidelines are administered by the Human Resources Committee, which also has the authority to waive application of the Guidelines.

NEW PLAN BENEFITS

         Approximately 60 employees, consultants and non-employee directors may be eligible to participate in the 2004 Plan. The benefits or amounts that will be received by or allocated to the CEO, the other named executive officers, non-employee directors or other employees is not determinable because all benefits or amounts are at the discretion of the Human Resources Committee. The table on page 27 sets forth the number of stock options granted to the named executive officers and all other employees in 2003. No stock options were granted in 2003 to non-employee directors. The stock options granted in 2003 are not necessarily representative of benefits or amounts that may be received or allocated under the 2004 Plan to the CEO, other named executive officers, non-employee directors or other employees.

                                 STOCK OWNERSHIP

LARGEST OWNERS

         The following table shows the amount of Harvest common stock beneficially owned by any person or group that is the direct or beneficial owner of more than 5% of Harvest's common stock as of March 22, 2004.

                                                 AGGREGATE NUMBER                         PERCENT OF
                                                     OF SHARES                              SHARES
NAME AND ADDRESS                               BENEFICIALLY OWNED(1)                    OUTSTANDING(2)
----------------                               ---------------------                    --------------
Heartland Advisors, Inc.                           3,340,000(3)                               9.32%
William J. Nasgovitz
789 North Water Street
Milwaukee, WI  53202

Dimensional Fund Advisors, Inc.                    1,866,100(4)                               5.21%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401

(1) The stockholder has sole voting and dispositive power over the shares indicated unless otherwise disclosed.

(2) The percentage of common stock is based upon 35,851,961 shares of common stock outstanding on March 22, 2004.

(3) Based upon a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2004, Heartland Advisors, Inc. and, as a result of his ownership interest in Heartland Advisors, Inc., William J. Nasgovitz, have shared voting power with respect to 3,110,200 shares and shared dispositive power with respect to 3,340,000 shares.

(4) This information is based upon a Schedule 13G filed with the Securities and Exchange Commission on February 6, 2004.

DIRECTORS AND EXECUTIVE OFFICERS

         The following table shows the amount of common stock of Harvest beneficially owned (unless otherwise indicated) by Harvest's directors and nominees for director, the executive officers of Harvest named in the Summary Compensation Table below and the directors and executive officers of Harvest as a group. Except as otherwise indicated, all information is as of March 22, 2004.

         The number of shares beneficially owned by each director or executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire as of May 21, 2004 (60 days after March 22, 2004) through the exercise of stock options or other rights. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his spouse) with respect to the shares set forth in the following table.

                                                     AMOUNT AND NATURE OF
                                                     BENEFICIAL OWNERSHIP
                                          ------------------------------------------
                                            NUMBER OF         SHARES
                                             SHARES         ACQUIRABLE      TOTAL          PERCENT OF
                                          BENEFICIALLY        WITHIN      BENEFICIAL         SHARES
     NAME OF BENEFICIAL OWNER               OWNED(1)         60 DAYS      OWNERSHIP      OUTSTANDING(2)
     ------------------------               --------         -------      ----------     --------------
Peter J. Hill                                225,065          408,334        633,399         1.75%
Steven W. Tholen                             175,885          310,000        485,885         1.34%
Kerry R. Brittain                              2,000           38,333         40,333             *
Kurt A. Nelson                                 5,000           40,000         45,000             *
Karl L. Nesselrode                                                                               *
Stephen D. Chesebro'                         169,854           85,000        254,854             *
John U. Clarke                                92,454           60,000        152,454             *
Byron A. Dunn                                                                                    *
H. H. Hardee                                 169,854           60,000        229,854             *
Patrick M. Murray                            129,854                         129,854             *
All current directors and executive
officers as a group of ten persons           969,966        1,001,667      1,971,633         5.35%

* Represents less than 1% of the Company's outstanding common stock.

(1) This number does not include common stock which the directors or officers of the Company have a right to acquire within 60 days of March 22, 2004.

(2) Percentages are based upon 35,851,961 shares of common stock outstanding on March 22, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file reports with the Securities and Exchange Commission regarding their ownership and changes in ownership of our stock. Except as set forth below, to our knowledge, during fiscal 2003, our officers, directors and 10% stockholders complied with all Section 16(a) filing requirements. On February 28, 2003, a Form 4 was filed four days late with respect to Messrs. Hill, Tholen, Nelson and Brittain to reflect stock options awards granted on February 20, 2003. In making this statement, Harvest has relied upon the written representations of its directors and officers.

                     REPORT OF THE HUMAN RESOURCES COMMITTEE

         The Human Resources Committee of the Board of Directors (the "Committee") has furnished the following report on executive compensation. This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         2003 CHIEF EXECUTIVE OFFICER COMPENSATION. Dr. Hill's annual base salary in 2003 was increased, effective March 1, 2003, from $375,000 to $390,000. This increase was based upon Dr. Hill's significant contribution to the performance of the Company in 2002 and 2003. Dr. Hill was also paid a bonus in 2003 of $154,000 in cash. The bonus was paid to Dr. Hill to reflect the fact that the Company's formula performance measures established for 2002 were largely satisfied, and, further that Dr. Hill achieved his established discretionary measures in the areas of assembling a management team, positioning the Company for continued growth, corporate governance and leadership. In 2003, Dr. Hill was awarded stock options for 50,000 shares of stock at an exercise price of $6.10 which was the fair market value of the stock on the date of the option award. Dr. Hill's annual base salary, bonus and stock option award take into account the recommendations of an independent compensation consultant to the Committee, published and private compensation surveys for energy industry companies, and an analysis of proxy data of peer group companies.

         COMPENSATION PHILOSOPHY. The Company's executive compensation philosophy is focused on aligning the interests of its management team with those of its stockholders. Accordingly, the Company has implemented a compensation program designed to recognize the near-term contribution of individual executives through market based annual cash compensation, with the opportunity to earn annual incentive cash bonus payments based upon meeting certain corporate and individual performance measurements. In order to recognize the long-term contribution of its management and to encourage share ownership, certain executives may, at the discretion of the Board, participate from time to time in the Company's stock option program which is designed to grant fair market value stock options to plan participants with three-year term vesting requirements. In addition, the Board, at its discretion, may award shares of restricted stock to executives as a means of encouraging share ownership. The Company also seeks to maintain the alignment of the interests of its key employees with those of its stockholders during periods of uncertainty by entering into employment agreements which include severance provisions under certain circumstances in the event of a change of control of the Company. The Committee believes that its overall compensation program is appropriate for the Company in order to attract, retain and reward its key management personnel.

         The Committee determines executive compensation, both short-term cash compensation and long-term, non-cash compensation, based upon a number of factors. Some of these factors are: the financial and operating position of the Company; the Company's future prospects; general industry conditions; the contribution to the Company's future success expected to come from the individual executive; and, compensation for comparable positions in other energy companies, including those which approximate the Company in size or business operations. During 2002 and 2003, the Committee engaged an independent outside consultant with expertise in employee and executive compensation programs to assist the Committee in the further development of the Company's compensation program in order to help assure that the Company remains competitive.

         Base salary is paid in cash and is reviewed annually by the Human Resources Committee with the assistance of the independent compensation consultant. Individual base salaries and annual increases, if any, are determined based on a subjective evaluation that includes company performance, the executive's experience and performance, compensation surveys of other energy companies and peer group data. In 2003, the Board, acting on the recommendation of the Committee, approved base salary increases for the Chief Executive Officer, Dr. Hill; the Senior Vice President, General Counsel and Corporate Secretary, Mr. Brittain; and the Vice President, Controller and Chief Accounting Officer, Mr. Nelson.

         Annual cash bonus payments are based on an incentive plan designed to directly link a significant amount of an executive's compensation to corporate and individual performance. A corporate performance formula, based on measures approved by the Committee each year, comprise up to a fixed percentage of an executive's target bonus. In 2003, the performance measures were discretionary cash flow (20%), production costs (20%) and production volumes (10%). The remaining 50 percent of an executive's target bonus is based on discretionary measures approved by the Committee each year that are tied to individual and team performance using selected criteria for each executive. The target bonus for 2003 was 60% of base salary for the Chief Executive Officer, and 50% of base salary for the other bonus plan participants, including the remaining named executive officers. Bonus payments are subject to the final discretion of the Committee and the Board. The bonus incentive plan and target bonus levels are reviewed annually by the Committee and the independent compensation consultant.

         In its discretion, the Committee and the Board will consider one-time bonus awards in cash, stock or a combination of both to recognize singular achievements or significant accomplishments particularly critical to the Company. In 2003, there were no one-time bonus awards. In addition, if approved by the stockholders, the Harvest Natural Resources 2004 Long Term Incentive Plan will permit the Board to make cash performance awards based upon the achievement of certain indicators of performance over an established performance period. For a more complete description of the performance award program, see page 18 of this Proxy Statement.

         In determining total cash compensation, the Committee desires to establish a program for its company executives that remains competitive with comparable energy peers and local companies competing for qualified management talent. The Committee seeks to provide a compensation program which gives the executive the opportunity to earn compensation that is at least at or above the fiftieth percentile of executives in comparable companies. However, in setting this objective, the Committee is mindful that the Company occupies a unique position in the industry, and that industry information should only serve as guideposts, and is not a substitute for the judgment and discretion that must be exercised in establishing compensation programs that recognize, reward and drive performance.

         The Committee has no fixed or formal guidelines for determining the timing or the number of stock options to be granted to individual executives; however, the committee generally considers such awards annually and believes that stock options provide a significant benefit in attracting and retaining key employees while affording such employees with a reasonable level of participation in future value created for the benefit of all the Company's stockholders. In determining awards for executives, the Committee also considers overall compensation and previous stock grants. The Committee annually reviews market data on stock option awards. The Committee has and will continue to consider the use of long-term incentive plans as a component of executive compensation, and endeavor to establish the right mix and balance of options, stock grants and other compensation to maintain and foster the alignment of the executive's interests with the long-term interests of the Company and the stockholders.

         In 2003, the Committee was constrained in its ability to make stock option grants as the number of shares available for grants under the available plan was limited. In order to maintain the future use of long term incentive awards, the Board has approved and recommended that the stockholders approve the Harvest Natural Resources 2004 Long Term Incentive Plan. For a description of this plan, see page 15 of this Proxy Statement.

         As an additional means to encourage long term share ownership, the Board has also adopted Stock Retention Guidelines which generally require that at least fifty percent of the number of after tax shares acquired by the CEO and officers through the exercise of options or receipt of restricted stock must be retained for at least three years. For a more complete description of the Retention Guidelines, see page 19 of this Proxy Statement.

         The Human Resources Committee has not formalized a policy with respect to qualifying compensation paid to executive officers under Section 162 (m) of the Internal Revenue Code, but intends to study the Company's compensation plans to develop a formal policy if necessary.

                            JOHN U. CLARKE, CHAIRMAN
                              STEPHEN D. CHESEBRO'
                                  BYRON A. DUNN
                                   H.H. HARDEE

HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         None of the members of the Board's Human Resources Committee is or has been an officer or employee of the Company.

                               EXECUTIVE OFFICERS

         The following table provides information regarding each of its executive officers.

        NAME                           AGE                                    POSITION
        ----                           ---                                    --------
Dr. Peter J. Hill (1)                  57              President and Chief Executive Officer

Steven W. Tholen                       53              Senior Vice President, Chief Financial Officer and
                                                       Treasurer

Kerry R Brittain                       57              Senior Vice President, General Counsel and Corporate
                                                       Secretary

Kurt A. Nelson                         51              Vice President, Controller and Chief Accounting Officer

Karl L. Nesselrode                     46              Vice President, Engineering and Business Development

----------------

(1)      See Dr. Hill's biography on page 11.

         Steven W. Tholen has served as our Senior Vice President - Finance and Administration and Chief Financial Officer since January 1, 2001. From June 1995 through 2000, Mr. Tholen was Vice President and Chief Financial Officer of Penn Virginia Corporation, an oil and gas exploration and production company. From 1990 to 1995, Mr. Tholen served in various capacities at Cabot Oil and Gas Corporation, including Treasurer. Mr. Tholen holds a B.S. degree from St. John's University and an M.B.A. degree from the University of Denver.

         Kerry R. Brittain has served as our Senior Vice President, General Counsel and Corporate Secretary since June 1, 2003 and our Vice President, General Counsel and Corporate Secretary from July 15, 2002 to May 31, 2003. From April 2001 until July 2002, Mr. Brittain was the Vice President and General Counsel for two privately held technology companies. Prior to that, Mr. Brittain spent over 24 years with Union Pacific Resources Company in increasingly senior positions, including Vice President, General Counsel and Corporate Secretary. Mr. Brittain earned both his B.A. and J.D. with honors from the University of Wyoming.

         Kurt A. Nelson was elected Vice President - Controller of the Company in November 2001. From September 2000 until November 2001 Mr. Nelson was Manager, Operations Analysis for Anadarko Petroleum Corporation. Prior to his time with Anadarko, Mr. Nelson spent one year consulting, then 19 years with The Louisiana Land and Exploration Company and its successor Burlington Resources, Inc. (oil and gas exploration and production companies), holding various positions, including Manager, Business Development from October 1997 to January 1999, Portfolio Manager from January 1997 to October 1997, Manager, Finance and Administration Houston Division from 1993 until October 1997, and various other positions, including Assistant Controller - Exploration and Production and Assistant Tax Director. Mr. Nelson holds a B.B.A. degree in Business Administration from the University of Houston and is a Certified Public Accountant.

         Karl L. Nesselrode was elected Vice President, Engineering and Business Development of the Company on November 17, 2003. From February 2002 until November 2003, Mr. Nesselrode was President of Reserve Insights, LLC, a strategy and management consulting company for oil and gas. He was employed with Anadarko Petroleum Corporation as Manager Minerals and Special Projects from July 2000 to February 2002. Mr. Nesselrode served in various managerial positions with Union Pacific Resources Group, Inc. from August 1979 to July 2000. Mr. Nesselrode earned a Bachelor of Science in Petroleum Engineering from the University of Tulsa in 1979 and completed Harvard Business School Program for Management Development in 1995.

                             EXECUTIVE COMPENSATION

         The following table discloses compensation received by our Chief Executive Officer and executive officers for the year ending December 31, 2003 and their compensation for each of the other years indicated (referred to in this Proxy Statement as the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                          ANNUAL COMPENSATION                COMPENSATION AWARDS
                                   ----------------------------------     -------------------------
                                                                                        SECURITIES
                                                            OTHER                       UNDERLYING         ALL
   NAME AND PRINCIPAL                                       ANNUAL        RESTRICTED   OPTIONS/SARs       OTHER
        POSITION           YEAR     SALARY      BONUS    COMPENSATION      STOCK(1)        (#)         COMPENSATION
------------------------   ----    --------   --------   ------------     ----------   ------------    ------------
Peter J. Hill,             2003    $387,116   $154,000              0                      50,000      $     30,649(3)
President and Chief        2002     359,808    400,000              0     $  656,332            0            16,017(4)
Executive Officer          2001     350,000     10,000              0                     325,000            14,822(5)

Steven W. Tholen,          2003    $250,000   $ 90,000              0                      20,000      $      8,602(6)
Senior Vice President,     2002     250,000    175,000              0     $  262,531            0               602(9)
Chief Financial Officer    2001     245,192          0              0                     350,000            12,950(7)
and Treasurer

Kerry R. Brittain,         2003    $238,365   $ 53,000              0                      40,000      $      9,126(10)
Senior Vice President,     2002     101,731   $ 20,000   $     75,481(2)                   75,000               516(9)
General Counsel and        2001           0          0              0                           0                 0
Corporate Secretary

Kurt A. Nelson,            2003    $163,942   $ 56,000              0                      20,000      $      8,602(6)
Vice President,            2002     137,231          0              0                           0               602(9)
Controller and Chief       2001      15,577          0              0                      50,000                35(9)
Accounting Officer

Karl L. Nesselrode,        2003    $ 16,346   $ 20,000              0                      36,000      $      1,524(8)
Vice President,
Engineering and Business
Development

(1) As of December 31, 2003, Dr. Hill held 65,963 restricted shares valued at $656,332, and Mr. Tholen held 26,385 restricted shares valued at $262,531 based on the year-end closing stock price. The restricted share award to both Dr. Hill and Mr. Tholen vest 1/3 a year each April 12 beginning in 2003. Any dividends will be paid on unvested shares.

(2)      Represents a relocation payment to Mr. Brittain.

(3) Includes $12,750 personal use of company lease vehicle; $1,126 term life insurance; $8,000 in 401(k) match; and $8,773 in legal fees incurred in connection with Dr. Hill's U.S. work visa.

(4) Includes $14,891 personal use of company lease vehicle; $1,126 term life insurance.

(5) Includes $10,760 personal use of company lease vehicle; $3,460 tax preparation fees and $602 term life insurance.

(6)      Includes $8,000 in 401(k) match and $602 term life insurance.

(7)      Includes $12,347 rent for company apartment; $602 term life insurance.

(8)      Includes $1,454 in 401(k) match and $70 term life insurance.

(9)      Term life insurance.

(10)     Includes $8,000 in 401(k) match and $1,126 term life insurance.

         The following table shows information concerning options to purchase Common Stock granted to each of the named executive officers during 2003.

                              OPTION GRANTS IN 2003

                                                                  INDIVIDUAL GRANTS
                                              ----------------------------------------------------------
                                              PERCENT OF TOTAL
                                                OPTIONS/SARs                                  GRANT DATE
                                                 GRANTED TO       EXERCISE OR                   PRESENT
                              OPTIONS/SARs       EMPLOYEES IN      BASE PRICE    EXPIRATION      VALUE
       NAME                  GRANTED (#) (1)       2003 (2)         ($/SHARE)      DATE         ($)(3)
       ----                  ---------------  ----------------    -----------   ----------    ----------
Peter J. Hill                    50,000            20.33%         $      6.10    2/20/2013    $  240,833

Steven W. Tholen                 20,000             8.13%         $      6.10    2/20/2013    $   96,333

Kerry R. Brittain                40,000            16.26%         $      6.10    2/20/2013    $  192,666

Kurt A. Nelson                   20,000             8.13%         $      6.10    2/20/2013    $   96,333

Karl L. Nesselrode               36,000            14.63%         $      7.10   11/17/2013    $  202,781

(1) The options granted are exercisable one-third after the first year, one-third after the second year and one-third after the third year.

(2)  Harvest granted options representing 246,000 shares to employees in 2003.

(3) To calculate the present value of option/SAR grants, we have used the Black-Scholes option pricing model. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model for the stock options are based on assumptions that include (i) a stock price volatility of 71.75 percent, (ii) a risk-free rate of return based on a 10-year U.S. Treasury rate at the time of grant of 3.85 percent for the February 20 grants and 4.18 percent for the November 17 grant, and (iii) an option exercise term of ten years. No adjustments were made for the non-transferability of the options or to reflect any risk of forfeiture prior to vesting. The Securities and Exchange Commission requires disclosure of the potential realizable value or present value of each grant. The use of the Black-Scholes model to indicate the present value of each grant is not an endorsement of this valuation, which is based on certain assumptions, including the assumption that the option will be held for the full ten-year term prior to exercise.

         The following table provides information regarding the exercise of stock options during 2003 by each of the named executive officers and the year-end value of unexercised options held by such officers.

     AGGREGATE OPTIONS/SAR EXERCISES IN 2003 AND YEAR-END OPTION/SAR VALUES


                                                         NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                           NUMBER OF                    UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS/
                            SHARES                     OPTIONS/SARs AT YEAR-END            SARs AT YEAR END(1)
                         ACQUIRED ON       VALUE     -----------------------------    ----------------------------
     NAME                  EXERCISE      REALIZED    EXERCISABLE     UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
     ----                -----------     --------    -----------     -------------    -----------    -------------
Peter J. Hill                 0             0          391,667          158,333       $ 3,167,503    $   1,091,372
Steven W. Tholen              0             0          250,833          119,167         2,066,147          894,853
Kerry R. Brittain             0             0           25,000           90,000           128,875          411,950
Kurt A. Nelson                0             0           33,333           36,667           280,164          217,186
Karl L. Nesselrode            0             0                0           36,000                 0          102,780

(1) The value of unexercised options is based upon the difference between the exercise price and $9.96, the average of the high and low market price on December 31, 2003.

EMPLOYMENT AGREEMENTS AND SEVERANCE PLAN

         The Company has entered into employment agreements (the "Employment Agreements") with Dr. Hill and Messrs. Tholen, Brittain, Nelson and Nesselrode which contain severance provisions in the event of a termination of employment without cause or upon a change of control of the Company. The contracts have an initial term, which is automatically extended for one year upon each anniversary, unless a one year notice not to extend is given by the executive or the Company. The current term of the Employment Agreements is through May 31, 2005.

         The Employment Agreements provide that if the executive is terminated without cause or notice, or resigns for good reason, then the Company will pay the executive a multiple of his monthly base salary. In the case of Dr. Hill, the multiple is 36 months and in the case of all other executives, the multiple is 24 months. In addition, all outstanding stock options shall vest and remain exercisable for the shorter of 12 months or the remaining term.

         The Employment Agreement for Dr. Hill provides that in the event of a change of control of the Company and the termination of Dr. Hill without cause or for good reason within 240 days before or 730 days after a change of control, Dr. Hill is entitled to the following benefits:

         -   an amount equal to 36 months base salary,

         - an amount equal to three times any annual bonus (the higher of the highest bonus over the three prior years or the target bonus),

         - vesting of all outstanding stock options, which will remain exercisable for the shorter of 12 months or the remaining term,

         - continuation of accident, life, disability, dental and health benefits for three years, and

         - reimbursement for taxes (including any excise tax) on the above amounts.

         The Employment Agreements for Messrs Tholen, Brittain, Nelson and Nesselrode provide that in the event of a change of control of the Company and the termination of the executive's employment without cause or for good reason within 240 days before or 730 days after a change of control, the executive is entitled to the following benefits:

         -   an amount equal to 24 months base salary,

         - an amount equal to two times any annual bonus(the higher of the highest bonus over the three prior years or the target bonus),

         - vesting of all outstanding stock options which shall remain exercisable for the shorter of 12 months or the remaining term,

         - continuation of accident, life, disability, dental and health benefits for two years, and

         - reimbursement for taxes (including any excise tax) on the above amounts.

         In consideration of the benefits provided under the Employment Agreements, each executive agrees to protect the Company's trade secrets and, during the period of employment and for two years thereafter, to not disclose proprietary and confidential information or to compete with the Company in areas where the Company is doing business.

                             STOCK PERFORMANCE GRAPH

         The graph below shows the cumulative total stockholder return over the five-year period ending December 31, 2003, assuming an investment of $100 on December 31, 1998 in each of Harvest's common stock, the S&P Composite-500 Stock Index and the Wilshire Domestic Oil Index.

         This graph assumes that the value of the investment in Harvest stock and each index was $100 at December 31, 1998 and that all dividends were reinvested.

                            [STOCK PERFORMANCE GRAPH]

                                   PLOT POINTS
                           (DECEMBER 31 OF EACH YEAR)

                            1998          1999      2000       2001       2002       2003
                            ----          ----      ----       ----       ----       ----
Harvest                     $100         $   65    $   52     $   48     $  215    $    332
S&P 500                     $100         $  121    $  110     $   97     $   75    $     95
Wilshire Domestic Oil       $100         $  118    $  159     $  154     $  139    $    183

          The Wilshire Domestic Oil Index, as prepared by Wilshire Associates Incorporated, is composed of companies that are classified as domestic oil companies under Standard Industrial Classification codes (1300-1399, 2900-2949, 5170-5179 and 5980-5989). After an individual review of each company, Wilshire Associates determines whether such company is primarily engaged in the domestic oil industry and is appropriate for its index. A list of the companies comprising the Wilshire Domestic Oil index can be obtained upon written request to Wilshire Associates Incorporated, 1299 Ocean Avenue, Santa Monica, California 90401.

                          REPORT OF THE AUDIT COMMITTEE

         We have reviewed and discussed the Company's audited financial statements for the year ended December 31, 2003 with management and PricewaterhouseCoopers LLP, the independent auditors for the Company. In addition, we discussed with PricewaterhouseCoopers LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU
Section 380) with respect to those statements.

         We have received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and have discussed with PricewaterhouseCoopers LLP its independence in connection with its audit of the Company's most recent financial statements.

         Based upon these reviews and discussions, and management's assurances, we recommend to the Board of Directors that these audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

         The information in the foregoing paragraphs shall not be deemed to be soliciting material, or be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Securities Act of 1993, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate these paragraphs by reference.

                           PATRICK M. MURRAY, CHAIRMAN
                                 JOHN U. CLARKE
                                   H.H. HARDEE

                              INDEPENDENT AUDITORS

         During 2003, PricewaterhouseCoopers LLP served as our independent auditors and provided certain tax and consulting services. Representatives of PricewaterhouseCoopers LLP are expected to attend the meeting where they will be available to respond to questions and, if they desire, to make a statement.

         Audit Fees. The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of our annual financial statements for 2002 and 2003 and the review of the financial statements in our quarterly reports was $598,000 and $498,000, respectively. Included in the aggregate fees are 100 percent of the audit fees billed by PricewaterhouseCoopers LLP in 2002 and 2003 to LLC Geoilbent and Benton-Vinccler, C.A. totaling $283,000 and $258,000, respectively.

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

         Audit-Related Fees. The aggregate fees billed by PricewaterhouseCoopers LLP for assurance and related services related to the performance of the audit or review of our financial statements and not included as "Audit Fees" above for 2002 and 2003 were $81,800 and $85,300, respectively. Audit-Related Fees in 2002 and 2003 were primarily for the Company's various foreign related compliance.

         Tax Fees. Professional services billed by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning in 2002 and 2003 was $211,000 and $289,500, respectively.

         All Other Fees. There were no other fees paid to our independent auditors in 2002 and 2003.

         All of the foregoing fees were approved by the Audit Committee.

         Audit Committee Pre-Approval Policies and Procedures. The Audit Committee's Charter provides that the Company's independent auditor may provide only those services pre-approved by the Audit Committee. The Audit Committee annually reviews and pre-approves the audit, review, attest and permitted non-audit services to be provided during the next audit cycle by the independent auditor. To the extent practicable, at the same meeting the Audit Committee also reviews and approves a budget for each of such services.

         Services proposed to be provided by the independent auditor that has not been pre-approved during the annual review and the fees for such proposed services must be pre-approved by the Audit Committee. Additionally, fees for previously approved services that are expected to exceed the previously approved budget must also be approved by the Audit Committee.

         All requests or applications for the independent auditor to provide services to the Company must be submitted to the Audit Committee by the independent auditor and management and state as to whether, in their view, the request or application is consistent with applicable laws, rules and regulations relating to auditor independence. In the event that any member of management or the independent auditor becomes aware that any services are being, or have been, provided by the independent auditor to the Company without the requisite pre-approval, such individual must immediately notify the Controller or the Chief Financial Officer, who must promptly notify the Chairman of the Audit Committee and appropriate management so that prompt action may be taken to the extent deemed necessary or advisable.

         The Audit Committee may delegate to a member(s), the authority to grant specific pre-approvals under its policy with respect to audit, review, attest and permitted non-audit services, provided that any such grant of pre-approval shall be reported to the full Audit Committee no later than its next scheduled meeting.

         The Audit Committee has concluded that the provision of non-audit services is compatible with maintaining the principal auditor's independence.

                       QUESTIONS AND INFORMATION REGARDING
                  THE ANNUAL MEETING AND STOCKHOLDER PROPOSALS

Q. WHAT SHARES OWNED BY ME CAN BE VOTED?

A: You may vote all shares owned by you as of March 26, 2004, the record date.
   These shares include those (1) held directly in your name as a stockholder of record and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q. WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A: Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

   STOCKHOLDER OF RECORD

   If your shares are registered directly in your name with our transfer agent, Wells Fargo Bank Minnesota, N.A., you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed a proxy card for your use.

   BENEFICIAL OWNER

   If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for your use.

Q: HOW CAN I VOTE MY SHARES IN PERSON AT THE MEETING?

A: Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

   EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED BELOW SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER CANNOT ATTEND OR DECIDE NOT TO ATTEND THE MEETING.

Q: HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE MEETING?

A: Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

   BY INTERNET - If you have Internet access, you may submit your proxy from any location in the world by following the "Vote by Internet" instructions on the proxy card.

   BY TELEPHONE - If you live in the United States or Canada, you may submit your proxy by following the "Vote by Telephone" instructions on the proxy card.

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

   BY MAIL - You may do this by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in "HOW ARE VOTES COUNTED?"

Q: CAN I CHANGE MY VOTE?

A: You may change your proxy instructions at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this by granting a new proxy by Internet, telephone or mail. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee. Proxies are revocable by written notice to the Secretary of the Company at the address of the Company set forth on the cover of this Proxy Statement, or by delivery of a later dated proxy, at any time prior to their exercise. Proxies may also be revoked by a stockholder attending and voting in person at the meeting. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Q: WHAT IS THE QUORUM REQUIREMENT FOR THE MEETING?

A: The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Q: HOW ARE VOTES COUNTED?

A: In the election of directors, you may vote "FOR" all of the nominees, or your vote may be "WITHHELD" for one or more of the nominees, in which case your vote will be FOR all the nominees from whom you do not specifically withhold your vote.

   For the ratification of independent auditors, you may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," it has the same effect as a vote "AGAINST."

   For the approval of the Harvest Natural Resources 2004 Long Term Incentive Plan, you may vote "FOR", "AGAINST" or "ABSTAIN." If you "ABSTAIN", it has the same effect as a vote "AGAINST."

   If you sign your proxy card or broker instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board of Directors with respect to the election of directors and ratification of independent auditors. Under New York Stock Exchange rules, you must instruct the broker how to vote with respect to approval of the Harvest Natural Resources 2004 Long Term Incentive Plan or it will be treated as a broker non-vote.

Q: WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?

A: In the election of directors, the six persons receiving the highest number of "FOR" votes will be elected.

   The ratification of independent auditors requires the affirmative "FOR" vote of a majority of those shares present, in person or by proxy, and entitled to vote.

   The approval of the Harvest Natural Resources 2004 Long Term Incentive Plan requires the affirmative "FOR" vote of a majority of those shares present in person or by proxy, and entitled to vote. In addition, the rules of the New York Stock Exchange require that equity compensation plans which require stockholder approval must be approved by a majority of the votes cast on the proposal, provided that the total vote cast on the proposal represents over fifty percent in interest of all shares entitled to vote on the proposal. Broker non-votes do not constitute "votes cast" and are subtracted when determining whether fifty percent of the outstanding shares have been voted on an equity compensation plan proposal. Abstentions, however, are treated as "votes cast" for the purpose of determining if the proposal has been approved.

Q: WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION
   CARD?

A: It means you have shares which are registered in different ways or are held in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q: WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

A: We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of 2004.

Q: WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE MEETING?

A: Other than the three proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Steven W. Tholen and Kerry
   R. Brittain, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q: WHAT CLASS OF SHARES ARE ENTITLED TO BE VOTED?

A: There is only one class of common stock. Each share of our common stock outstanding as of the close of business on March 26, 2004, the record date, is entitled to one vote at the annual meeting. On the record date, we had 35,851,961 shares of common stock issued and outstanding.

Q: WHO WILL COUNT THE VOTE?

A: A representative of Wells Fargo Bank Minnesota, N.A., our transfer agent, will tabulate the votes and act as the inspector of election.

Q: IS MY VOTE CONFIDENTIAL?

A: Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our Board. Occasionally, stockholders provide written comments on their proxy cards which are then forwarded to our management.

Q: WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE MEETING?

A: The cost of this proxy solicitation will be borne by the Company. To assist in the proxy solicitation, we have engaged Morrow & Co., Inc. for a fee of $7,000 plus expenses. We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials, except that certain expenses for Internet access will be incurred by you if you choose to access the proxy materials or vote over the Internet. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Q: MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR'S ANNUAL MEETING OF
   STOCKHOLDERS OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?

A: You may submit proposals for consideration at future stockholder meetings, including director nominations.

   Under the Securities and Exchange Commission rules, stockholder proposals for our 2005 annual meeting of stockholders must be received at our principal executive offices by November 27, 2004, to be considered for inclusion in our proxy materials relating to that meeting. Nominations for directors must be submitted as described on page 6 of this proxy statement.

   Stockholder proposals for our 2005 annual meeting of stockholders must be received at our principal executive offices by not earlier than January 22, 2005 and not later than March 22, 2005, to be considered at that meeting.

   Any stockholder proposals must be in writing and addressed to the attention of our Corporate Secretary. We reserve the right to reject, rule out of order, or take other appropriate actions with respect to any proposal or nomination that does not comply with these and other applicable requirements.

                                    By Order of the Board of Directors

                                    KERRY R. BRITTAIN
                                    Senior Vice President, General Counsel and
                                    Corporate Secretary

                                    March 26, 2004

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

                                   APPENDIX A

                             AUDIT CHARTER APPROVED
                                FEBRUARY 20, 2004

                         HARVEST NATURAL RESOURCES, INC.
                                 (THE "COMPANY")
                             AUDIT COMMITTEE CHARTER
                                (THIS "CHARTER")

PURPOSE

The Harvest Natural Resources, Inc. Audit Committee (the "Committee") is appointed by the Board to assist the Board in oversight of (1) the Company's accounting and financial reporting policies and practices, (2) the integrity of the financial statements of the Company, (3) the independent auditor's qualifications, independence, and objectivity, (4) the performance of the Company's internal audit function and the Company's independent auditors, and
(5) the compliance by the Company with legal and regulatory requirements. The Committee will act as a liaison between the Company's independent auditors and the Board.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

The Company and the Board recognize that financial management members and the independent auditors have more time, knowledge and detailed information concerning the Company than do Committee members. Consequently, in performing its functions, the Committee is not expected to provide any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditor's work. The independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company's shareholders. The Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or, if applicable, to nominate the independent auditors to be proposed for shareholder approval in any proxy statement).

COMMITTEE MEMBERSHIP

The Audit Committee shall consist of no fewer than three members and all members of the Audit Committee must be independent. Independence shall be determined in accordance with the Company's Guidelines for Corporate Governance and the requirements as established from time to time by applicable law or rule, including the New York Stock Exchange and the Securities Exchange Commission. Each member of the Audit Committee shall be financially literate or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. While there is no fixed definition or criteria in determining financial literacy, it shall generally be considered to mean the ability to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement. At least one member of the Audit Committee must be determined by the Board to qualify as a "financial expert" as that term is defined in Commission rules. In addition, at least one member of the Audit Committee must be determined by the Board, in the exercise of its business judgment, to have accounting or related financial management expertise. The Board may presume that a person determined to be a financial expert has accounting or related financial management expertise.

Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies, unless the Board determines that such simultaneous service will not impair the ability of such member to effectively serve on the Company's Audit Committee.

The members of the Audit Committee shall be appointed each year by the Board at its Annual Board of Directors meeting, based upon the recommendations of the Nominating and Corporate Governance Committee. The Board shall also appoint a chair to the Committee. Audit Committee members may be removed by the Board, based upon a recommendation of the Nominating and Corporate Governance Committee.

MEETINGS

The Audit Committee shall meet at such times and from time to time as it deems appropriate, but not less frequently than quarterly. The Committee is empowered to hold special meetings as circumstances require. The Audit Committee will offer to meet periodically, but no less often than quarterly, with management, the Company's internal audit consultants and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Agendas shall be circulated to Committee members and relevant management personnel along with background information on a timely basis prior to the Committee meetings. Minutes of each meeting shall be prepared by the Secretary of the Committee, reviewed by the Committee and made available to the Board.

Officers and other employees of the Company shall attend meetings upon the invitation of the Committee Chair.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification) and to approve any significant non-audit relationship with the independent auditor. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The internal audit consultants and the independent auditor shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Commission rules and regulations which are subsequently ratified by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittees to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have access to any Company records or employee and consultants necessary to carry out its duties and responsibilities. The Audit Committee shall have the sole authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually conduct a self-assessment program to review how effectively the Audit Committee members are meeting their responsibilities.

Financial Statement and Disclosure Matters

1. Review and discuss with management, the internal audit manager or consultants and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

2. Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

4. The Committee shall review with management, the Company's internal audit consultants and the independent auditors the internal accounting and financial controls of the Company's foreign and other operations to determine whether such internal controls are adequate, effective and in compliance with the regulatory reporting requirements, if any, of the particular country. The Committee shall report any significant deficiencies to the full Board along with curative recommendations.

5.       Review and discuss quarterly reports from the independent auditors on:

             a.   All critical accounting policies and practices to be used.

             b. All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

                  Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

6. The Committee shall review with management and the independent auditors the internal accounting reports and quarterly and annual financial statements along with related footnotes including major issues regarding accounting principles and auditing standards and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements, management discussion and analysis and other sections of the Annual Report before its release. The Committee shall also consider whether the information is adequate and consistent with members' knowledge about the Company and its operations. The Committee should discuss with management the "quality of earnings" from a subjective as well as objective standpoint.

7. Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

8. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

9. Discuss with management, internal audit manager and the independent auditor, the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

10. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

11. Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

Oversight of the Company's Relationship with the Independent Auditor

12. Evaluate and recommend the selection, retention or termination of independent auditors to the Board and, in connection therewith, to approve the proposed fees and other compensation, if any, to be paid to the auditors for audit and non-audit services.

13. Review and evaluate the experience and qualifications of the lead partner and senior members of the independent auditor team.

14. Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Actively engage the independent auditor in a dialogue with respect to any disclosed relationships or services that may affect their objectivity and independence. Review and evaluate the lead independent auditor. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and internal operational and financial auditor. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

15. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

16. Set policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

17. Discuss with the national office of the independent auditor issues on which they were consulted by the Company's audit team and matters of audit quality and consistency.

18. Meet with the independent auditor prior to the annual audit and any special audits to discuss the planning, scope and staffing of the audit.

19. Discuss any matters of concern relating to the Company's financial statements, including any adjustments to such statements recommended by the independent auditors, or other results of said audit(s).

20. Consider the independent auditors' comments with respect to the Company's financial policies, reporting procedures, internal accounting controls and management's responses thereto.

21. Review the form of opinion the independent auditors propose to render to the Board and shareholders.

22. Review with the independent auditor any problems or difficulties the auditor may have encountered. Such review should include:

             a. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management.

             b.   Any changes in the planned scope of the audit.

             c.   The effectiveness of the system to monitor compliance.

             d.   Recommend disciplinary actions as warranted.

             e. Review with the independent auditor, the vice president, controller, and internal audit manager, the coordination of audit efforts to assure the completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

23. Evaluate, together with the Board, the performance of the independent auditor.

Oversight of the Company's Internal Audit Function

24. Review the selection, replacement and dismissal of the internal auditing manager or consultants. Review the annual internal audit budget, staff levels, charter and compliance with the Institute of Internal Auditor's Standards for the Professional Practice of Internal Auditing (standards).

25. Review the significant reports to the Committee prepared by the internal auditing consultants and management's responses. Discuss any difficulties the internal audit team encountered in the course of audits including any restrictions on the scope of their work or access to information, or change required in the scope of their internal audit.

26. Discuss with the independent auditor and management the internal audit consultant's responsibilities and any recommended changes in the planned scope of the internal audits. Create an agenda for the ensuing year or review and approve the agenda submitted by the internal audit manager.

Compliance Oversight Responsibilities

27. Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

28. Oversee that the Company, its subsidiaries, and affiliates comply with applicable regulatory requirements, including, but not limited to the Securities Act of 1993, as amended, and the Securities and Exchange Act of 1934, as amended (the "Securities Acts").

29. Obtain reports from management, the Company's senior internal auditing consultants and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations.

30. Review procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

31. Investigate improprieties or suspected improprieties in the Company's operations brought to the attention of the Committee.

32. Review with management and the independent auditors the effect of regulatory and significant accounting and reporting issues and understand their impact on the Company's financial statements.

33. Review and investigate any violations of the Company's Insider Trading Policy brought to the Committee's attention and report the Committee's findings to the Board with recommendations for appropriate action.

34. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

35. Review the independent auditor management recommendations and management responses.

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

36. Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

37. Report regularly to the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the company's compliance with legal or regulatory requirements, the performance of the Company's internal audit function and the performance and independence of the Company's independent auditors.

38. Review with management the policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the independent auditors.

39. Review with the independent accountant and internal audit manager the internal controls on computerized information system controls and security.

Investor Relations

40. Understand and assess the Company's processes and policies for communication with shareholders, institutional investors, analysts and brokers.

41. Meet regularly with the Chief Executive Officer, Chief Financial Officer and General Counsel to obtain an understanding of the investor community's overall views and concerns about the Company.

LIMITATIONS OF AUDIT COMMITTEE'S ROLE

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits; determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations; certify the Company's financial statements; or guarantee the independent auditor's report. Moreover, the Audit Committee is not the sole body responsible for risk assessment and management. These are the responsibilities of management and the independent auditor.

The mere designation of a member of the Committee as a financial expert shall not impose a higher degree of individual responsibility or obligation on such member, nor does such designation decrease the duties and obligations of other Committee members or the Board. Furthermore, a member designated as a financial expert shall not be considered an expert for the purposes of Section 11 of the Securities Act solely as a result of such designation. The role of a financial expert is to assist the Committee in overseeing the audit process, not to audit the Company.

INDEMNIFICATION

The Company shall indemnify, in accordance with and to the fullest extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceedings, whether civil, criminal, administrative or investigative, (including, without limitation, an action by or in the right of the Company) by reason of his acting as a member of the Committee against any liability or expense actually or reasonably incurred by such person; provided that the member acted in good faith and in a manner he or she reasonably believed to be lawful and in or not opposed to the best interests of the Company. This right to indemnity held by the members of the Committee is in addition to any other remedies afforded the members under the Company's Certificate and Bylaws.

MISCELLANEOUS

The material in this Charter is not soliciting material, is not deemed filed with the Commission and is not incorporated by reference in any filing of the Company under the Securities Act, whether made before or after the date this Charter is first included in the Company's annual proxy statement filed with the Commission and irrespective of any general incorporation language in such filing.

This Charter may not be amended, modified or supplemented except by a writing signed and adopted by the incumbent members of the Committee and approved by the Board.

Following each meeting, the chair of the Audit Committee, on behalf of the Committee, will report to the Board on key issues, recommending items for approval and/or remedial action when required.

Copies of the minutes of all Committee meetings will be filed with the Board at the next Board meeting after a meeting is held (these may still be in draft form).

The Vice President and Chief Financial Officer will be the key contact for the Committee and will assign the staff resources appropriate to assist the Committee to carry out its responsibilities.

This Charter may be modified from time to time at the sole discretion of the Board of Directors.

Adopted:          Audit Committee:          February 18, 2004
                  Board of Directors:       February 19, 2004

                                   APPENDIX B

                            HARVEST NATURAL RESOURCES
                          2004 LONG TERM INCENTIVE PLAN

                                    ARTICLE I

PURPOSE

The purpose of the Harvest Natural Resources 2004 Long Term Incentive Plan (the "Plan") is to provide incentive opportunities for Non-Employee Directors, key Employees and key Consultants, and to align their personal financial interest with the Company's stockholders. The Plan includes provisions for stock options, restricted stock and performance related awards.

                                   ARTICLE II

DEFINITIONS

(a) "BOARD" OR "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

(b) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

(c) "COMPANY" shall mean Harvest Natural Resources, Inc. and any successor corporation by merger or otherwise.

(d) "COMMITTEE" shall mean a committee of two (2) or more members of the Board appointed by the Board of Directors to administer the Plan pursuant to
Article III herein. A person may serve on the Committee only if he or she is a "Non-Employee Director" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and satisfies the requirements of an "outside director" for purposes of Code section 162(m).

(e) "CONSULTANT" shall mean a person hired by the Company or a Subsidiary as an independent contractor, leased employee, consultant or a person otherwise designated by the Committee as eligible to participate in the Plan who is not an Employee or Non-Employee Director.

(f) "EMPLOYEE" shall mean any person employed by the Company or a Subsidiary on a full-time salaried basis, including Officers and Non-Employee Directors thereof. The term "Employee" shall not include a person hired as an independent contractor, leased employee, consultant or a person otherwise designated by the Company at the time of hire as not eligible to participate in the Plan, even if such person is determined to be an "employee" by any governmental or judicial authority.

(g) "FAIR MARKET VALUE" of Stock shall mean the average of the highest price and the lowest price at which Stock shall have been sold on the applicable date as reported in the Wall Street Journal as New York Stock Exchange Composite Transactions for that date. In the event that the applicable date is a date on which there were no such sales of Stock, the Fair Market

Value of Stock on such date shall be the mean of the highest price and the lowest price at which Stock shall have been sold on the last trading day preceding such date.

(h) "INCENTIVE STOCK OPTION" or "ISO" shall mean an Option grant which meets or complies with the terms and conditions set forth in Section 422 of the Code and applicable regulations.

(i) "INDICATORS OF PERFORMANCE" shall mean the criteria used by the Committee to evaluate the Company's performance with respect to Restricted Stock granted as performance-based compensation under Article VIII, Section 8.1 and each Performance Period for cash awards as described in Article IX, Section 9.2, including: the Company's Pretax Income, Net Income, Earnings Per Share, Revenue, Expenses, Return on Assets, Return on Equity, Return on Investment, Net Profit Margin, Operating Profit Margin, Discretionary Cash Flow (net cash provided by operating activities, less estimated total changes in operating assets and liabilities), Total Stockholder Return, Lease Operating Expenses, EBITDA, Capitalization, Liquidity, Reserve Adds or Replacement, Finding and Development Costs, Production Volumes, Results of Customer Satisfaction Surveys and other measures of Quality, Safety, Productivity, Cost Management or Process Improvement or other measures the Committee approves. The Committee shall have the discretion to select the particular indicators of performance to be utilized in determining awards, and such indicators of performance may vary between Performance Periods and different awards. In addition, such indicators of performance may be determined solely by reference to the performance of the Company, a Subsidiary, or a division or unit of any of the foregoing, or based upon comparisons of any of the performance measures relative to other companies. In establishing a performance indicator, the Committee may exclude the impact of any event or occurrence which the Committee determines should appropriately be excluded such as, for example, a restructuring or other nonrecurring charge, an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or a change in accounting standards required by U.S. generally accepted accounting principles.

(j) "NON-EMPLOYEE DIRECTOR" shall mean any person duly elected a director of Harvest Natural Resources, Inc. who is not an employee of the Company.

(k) "OPTION" or "STOCK OPTION" shall mean a right granted under the Plan to an Optionee to purchase a stated number of shares of Stock at a stated exercise price.

(l) "OPTIONEE" shall mean an Employee, Consultant or Non-Employee Director who has received a Stock Option granted under the Plan.

(m) "PERFORMANCE PERIOD" shall mean a period established by the Committee of not less than one year, at the conclusion of which performance-based compensation, subject to the terms of the Performance Award, will become vested and non-forfeitable or settlement will be made with a Performance Award Participant with respect to the Performance Award.

(n) "PERFORMANCE AWARD" shall mean an award established by the Committee pursuant to Article IX.

(o) "PERFORMANCE AWARD PARTICIPANT" shall mean any eligible Employee or Consultant so designated by the Committee.

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

(p) "RESTRICTED STOCK" shall mean Stock which is issued pursuant to Article VIII of the Plan.

(q) "RESTRICTION PERIOD" shall mean that period of time of not less than thirty-six months as determined by the Committee during which Restricted Stock is subject to such terms, conditions and restrictions as shall be assigned by the Committee.

(r)      "STOCK" shall mean the common stock of the Company.

(s) "STOCK APPRECIATION RIGHT" or "SAR" shall mean a right, granted in connection with an Option in accordance with Article VII of the Plan, to receive a payment equal to the excess of the Fair Market Value of Stock over the exercise price of the related Option.

(t) "SUBSIDIARY" shall mean any corporation or similar legal entity (other than the Company) in which the Company or a Subsidiary of the Company owns fifty percent (50%) or more of the total combined voting power of all classes of stock, provided that, with regard to Incentive Stock Options, "Subsidiary" shall have the meaning provided under section 424(f) of the Code.

(u) "TOTAL DISABILITY" and "TOTALLY DISABLED" shall normally have such meaning as that defined under the Company's group insurance plan covering total disability and determinations of Total Disability normally shall be made by the insurance company providing such coverage on the date on which the Employee, whether or not eligible for benefits under such insurance plan, becomes Totally Disabled. In the absence of such insurance plan or in the event the individual is a Non-Employee Director or Consultant, the Committee shall make such determination.

                                   ARTICLE III

ADMINISTRATION

         3.1 THE COMMITTEE. The Plan shall be administered by a Committee which shall be the Human Resources Committee of the Board so long as it meets the definition of "Committee" set forth above. Subject to such approvals and other authority as the Board may reserve to itself from time to time, the Committee shall, consistent with the provisions of the Plan, from time to time establish such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan, and make such determinations under, and such interpretations of, and take such steps in connection with the Plan or the Options or SARs or the Restricted Stock Plan or Performance Awards as it deems necessary or advisable.

         3.2 AUTHORITY OF THE COMMITTEE. Subject to the provisions herein, the Committee shall have the full power to determine the size and types of Options, SARs and Restricted Stock grants and Performance Awards, to determine the terms and conditions of such grants and Performance Awards in a manner consistent with the Plan, to construe and interpret the Plan and any agreement or instrument entered into under the Plan, to establish, amend or waive rules and regulations for the Plan's administration, and to amend the terms and conditions of any outstanding Options, SARs or Restricted Stock grant or Performance Awards to the extent such terms and conditions are within the sole discretion of the Committee as provided in the Plan and subject to the limitations and restrictions otherwise applicable under the Plan including those contained in Article XIII. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority hereunder. The Committee may take any action consistent with the terms of the Plan which the Committee deems necessary to comply with any government laws or regulatory requirements of a foreign country, including, but not limited to, modifying the terms and conditions governing any Options, SARs, Restricted Stocks or Performance Awards, or establishing any local country plans as sub-plans to this Plan, each of which may be attached as an appendix hereto.

         3.3 DECISIONS BINDING. All determinations and decisions of the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all parties.

                                   ARTICLE IV

ELIGIBILITY

Those Employees and Consultants who, in the judgment of the Committee, may make key contributions to the profitability and growth of the Company shall be eligible to receive Options, SARs, grants of Restricted Stock and Performance Awards under the Plan. All Non-Employee directors shall be eligible to receive Options, SARs and grants of Restricted Stock under the plan.

                                    ARTICLE V

MAXIMUM SHARES AVAILABLE

The Stock to be distributed under the Plan may be either authorized and issued shares or unissued shares of the Company, including but not limited to shares held as treasury shares. The maximum amount of Stock which may be issued under the Plan in satisfaction of exercised Options or SARs issued as Restricted Stock shall not exceed, in the aggregate, one million seven hundred and fifty thousand (1,750,000) shares, of which no more than 438,000 shares may be granted as Restricted Stock.

Under the Plan, no Employee, Consultant or Non-Employee Director shall be awarded, during the term of the Plan, Restricted Stock covering more than 110,000 shares of Stock. No more than 438,000 Options may be granted to a single Employee, Consultant or Non-Employee Director during the term of this Plan.

Stock subject to an Option which for any reason is cancelled or terminated without having been exercised, or Stock awarded as Restricted Stock which is forfeited, shall again be available for grants under the Plan. Stock not issued because the holder of any Option exercises the accompanying SAR shall not again be subject to award by the Committee.

                                   ARTICLE VI

STOCK OPTIONS

         6.1      GRANT OF OPTIONS.

                  (a) The Committee may, at any time and from time to time prior to May 20, 2014, grant Options under the Plan to eligible Employees, Consultants or Non-Employee Directors, for such numbers of shares and having such terms as the Committee shall designate, subject however, to the provisions of the Plan. The Committee will also determine the type of Option granted (e.g., ISO, nonstatutory, other statutory Options as from time to time may be permitted by the Code) or a combination of various types of Options. Options designated as ISOs shall comply with all the provisions of Section 422 of the Code and applicable regulations. The aggregate Fair Market Value (determined at the time the Option is granted) of Stock with respect to which ISOs are exercisable for the first time by an individual during a calendar year under all plans of the Company, any Subsidiary shall not exceed $100,000. The date on which an Option shall be granted shall be the date of the Committee's authorization of such grant. Any individual at any one time and from time to time may hold more than one Option granted under the Plan or under any other Stock plan of the Company.

                  (b) Each Option shall be evidenced by a Stock Option Agreement in such form and containing such provisions consistent with the provisions of the Plan as the Committee from time to time shall approve.

         6.2 EXERCISE PRICE. The price at which shares of Stock may be purchased under an Option shall not be less than 100% of the Fair Market Value of the Stock on the date the Option is granted.

         6.3 OPTION PERIOD. The period during which an Option may be exercised shall be determined by the Committee, provided that such period will not be less than one year from the date on which the Option is granted and will not be longer than ten years from the date on which the Option is granted in the case of ISOs, and ten years and one day in the case of other Options.

         6.4 VESTING OF OPTIONS. The date or dates on which installment portions of an Option shall vest and may be exercised during the term of an Option shall be determined by the Committee and may vary from Option to Option, provided that no more than one-third of the shares subject to an Option may vest in any one year. Subject to the provisions of this Plan, including the preceding sentence, the Committee may also determine to accelerate the time at which installment portion(s) of an outstanding Option may be exercised.

         6.5 TERMINATION OF SERVICE. An Option shall terminate and may no longer be exercised three months after the Optionee ceases to be an Employee, Consultant or Non-Employee Director for any reason other than Total Disability or death. If an Employee's, Consultant's or Non-Employee Director's employment or service is terminated by reason of Total Disability, all Options will vest and may be exercised within the period not to exceed the lesser of twelve months following such termination or the remaining term of the Option award. An Employee, Consultant or Non-Employee Director of the Company who dies while in the employ or service of the Company, a Subsidiary, or within three months after the termination of such employment or service, the vesting provisions will lapse and such Option may, within the lesser of twelve months after the Optionee's death or the remaining term of the Option award, be exercised by the legal representative of the Optionee's estate, or if it has been distributed as part of the estate, by the person or persons to whom the Optionee's rights under the Option shall pass by will or by the applicable laws of descent and distribution. In no event may an Option be exercised to any extent by anyone after the expiration or termination of the Option. Except as provided in Article XIII, the Committee may elect to extend the period of Option exercise and vesting provisions for an Employee, Consultant or Non-Employee Director whose employment or service terminates for any reason.

         6.6      PAYMENT FOR SHARES.

                  (a) The exercise price of an Option shall be paid to the Company in full at the time of exercise at the election of the Optionee (1) in cash, (2) in shares of Stock having a Fair Market Value equal to the aggregate exercise price of the Option and satisfying such other requirements as may be imposed by the Committee, (3) in shares of Restricted Stock (including restricted stock granted under a similar plan of the Company) having a Fair Market Value equal to the aggregate exercise price of the Option and satisfying such other requirements as may be imposed by the Committee, (4) partly in cash and partly in such shares of Stock or Restricted Stock (including restricted stock granted under a similar plan of the Company), (5) to the extent permitted by the Committee, through the withholding of shares of Stock (which would otherwise be delivered to the Optionee) with an aggregate Fair Market Value on the exercise date equal to the aggregate exercise price of the Option or (6) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate exercise price of the Option. The Committee may limit the extent to which shares of Stock or shares of Restricted Stock may be used in exercising Options. No Optionee shall have any rights to dividends or other rights of a stockholder with respect to shares of Stock subject to an Option until the Optionee has given written notice of exercise of the Option, paid in full for such shares of Stock and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

                  (b) If shares of Restricted Stock are used to pay the exercise price of an Option, an equal number of shares of Stock delivered to the Optionee upon exercise of an Option, shall be subject to the same restrictions for the remainder of the Restriction Period.

                                   ARTICLE VII

STOCK APPRECIATION RIGHTS

         7.1 GRANT. The Committee may affix SARs to an Option, either at the time of its initial granting to the Optionee or at a later date. The addition of such SARs must be accomplished prior to the completion of the period during which the Option may be exercised and such exercise period may not be extended beyond that which was initially established. The Committee may establish SAR terms and conditions at the time such SAR is established.

         7.2      EXERCISE.

                  (a) A SAR shall be exercisable at such time as may be determined by the Committee and a SAR shall be exercisable only to the extent that the related Option could be exercised. Upon the exercise of a SAR, that portion of the Option underlying the SAR will be considered as having been surrendered. A SAR shall be automatically exercised at the end of the last business day prior to the stated expiration date of the unexercised portion of the related Option if on such date the Fair Market Value of Stock exceeds the Option exercise price per share.

                  (b) The Committee may impose any other conditions upon the exercise of a SAR, consistent with the Plan, which it deems appropriate. Such rules and regulations may govern the right to exercise SARs granted prior to the adoption or amendment of such rules and regulations as well as SARs granted thereafter.

                  (c) Upon the exercise of a SAR, the Company shall give to an Optionee an amount (less any applicable withholding taxes) equivalent to the excess of the Fair Market Value of the shares of Stock for which the right is exercised on the date of such exercise over the exercise price of such shares under the related Option. Such amount shall be paid to the Optionee either in cash or in shares of Stock or both as the Committee shall determine. Such determination may be made at the time of the granting of the SAR and may be changed at any time thereafter. No fractional shares of Stock shall be issued and the Committee shall determine whether cash shall be given in lieu of such fractional share or whether such fractional share shall be eliminated.

         7.3      EXPIRATION OR TERMINATION.

                  (a) Subject to Article VII, Section 7.3(b), each SAR and all rights and obligations thereunder shall expire on a date to be determined by the Committee.

                  (b) A SAR shall terminate and may no longer be exercised upon the exercise, termination, cancellation or expiration of the related Option.

                                  ARTICLE VIII

RESTRICTED STOCK

         8.1 TERMS OF GRANT. At the time of making a grant of Restricted Stock to an Employee, Consultant or Non-Employee Director, the Committee shall establish a Restriction Period of not less than thirty-six months and assign such terms, conditions and other restrictions to the Restricted Stock as it shall determine applicable to the Restricted Stock to be issued in settlement of such grant. The Committee may designate whether Restricted Stock granted to an Employee is "performance-based compensation" as that term is used in section 162(m) of the Code. The vesting of any such Restricted Stock may be conditioned on the achievement of Indicators of Performance during a Performance Period established by the Committee.

         8.2 RESTRICTED STOCK - RIGHTS. Restricted Stock will be represented by a Stock certificate registered in the name of the Restricted Stock recipient. Such certificate, accompanied by a separate duly-endorsed stock power, shall be deposited with the Company. The recipient shall be entitled to receive dividends during the Restriction Period and shall have the right to vote such Restricted Stock and all other stockholder's rights, with the exception that (i) the recipient will not be entitled to delivery of the Stock certificate during the Restriction Period, (ii) the Company will retain custody of the Restricted Stock during the Restriction Period and (iii) a breach of the terms and conditions established by the Committee pursuant to the grant will cause a forfeiture of the Restricted Stock. Subject to Article VI, Section 6.6, Restricted Stock may be used to exercise Options. The Committee may, in addition, prescribe additional restrictions, terms and conditions upon or to the Restricted Stock.

         8.3 TERMINATION OF SERVICE. The Committee may establish such rules concerning the termination of service of a recipient of Restricted Stock prior to the expiration of the applicable Restriction Period as it may deem appropriate from time to time provided, if an Employee, Consultant or Non-Employee Director terminates service by reason of Total Disability or death, the Restriction Period will continue and applicable restrictions will lapse as if such Employee, Consultant or Non-Employee Director had continued in service of the Company.

         8.4 RESTRICTED STOCK AGREEMENT. Each grant of Restricted Stock shall be evidenced by a Restricted Stock Agreement in such form and containing such terms and conditions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve.

                                   ARTICLE IX

PERFORMANCE AWARDS

         9.1      PERFORMANCE AWARDS. Performance Awards pursuant to this
Article IX are based upon achieving established Indicators of Performance over a Performance Period. At the time of making a Performance Award, the Committee shall establish such terms and conditions as it shall determine applicable to such Performance Award. Performance Awards may only be paid out in cash. Recipients of Performance Awards are not required to provide consideration other than the rendering of service. For avoidance of doubt, a Performance Award under this Article IX is not in lieu of any annual bonus plan established and approved by the Board of Directors from time to time.

         9.2 ADMINISTRATIVE PROCEDURE. The Committee shall designate Employees and Consultants as Performance Award Participants to become eligible to receive Performance Awards and shall establish Performance Periods, provided that, as calculated by the Committee, (1) the cash covered by all Awards granted under the Plan during a calendar year shall not exceed five million dollars, and
(2) the cash covered by all awards granted to an individual under the Plan during a calendar year shall not exceed two million, five hundred thousand dollars.

         9.3 INDICATORS OF PERFORMANCE. The Committee shall establish Indicators of Performance applicable to the Performance Period. Indicators of Performance are utilized to determine amount and timing of Performance Awards, and may vary between Performance Periods and different Performance Awards.

         9.4 AWARD ADJUSTMENT. Subject to the terms of the Performance Award, the Committee may make downward adjustments in Awards to Performance Award Participants.

         9.5 PARTIAL PERFORMANCE PERIOD PARTICIPATION. Subject to applicable restrictions under section 162(m) of the Code, the Committee shall determine the extent to which an Employee or Consultant shall participate in a partial Performance Period because of becoming eligible to be a Performance Award Participant after the beginning of such Performance Period. In the event a Performance Award Participant is involuntarily terminated without cause or terminates employment or service due to death or Total Disability, after completing at least 50% of the Performance Period for a Performance Award, such Performance Award Participant shall be entitled to a pro rata portion of the Performance Award if the Indicators of Performance are met, payable in accordance with procedures established by the Committee.

                                    ARTICLE X

ADJUSTMENT UPON CHANGES IN STOCK

The number of shares of Stock which may be issued pursuant to this Plan, the number of shares covered by each outstanding Option, the Option exercise price per share and the number of shares granted as Restricted Stock, shall be adjusted proportionately, and any other appropriate adjustments shall be made, for any increase or decrease in the total number of issued and outstanding Stock (or change in kind) resulting from any change in the Stock or Options through a merger, consolidation, reorganization, recapitalization, subdivision or consolidation of shares or other capital adjustment or the payment of a Stock Dividend or other increase or decrease (or change in kind) in such shares. In the event of any such adjustment, fractional shares shall be eliminated. Appropriate adjustment shall also be made by the Committee in the terms of SARs to reflect the foregoing changes. Except as otherwise determined by the Committee, no change shall be made to an Incentive Stock Option under this
Article X to the extent it would constitute a "modification" under section 424(h)(3) of the Code.

                                   ARTICLE XI

CHANGE IN CONTROL

Notwithstanding anything to the contrary in the Plan, in the event of a Change in Control:

         (i) If during a Restriction Period(s) applicable to Restricted Stock issued under the Plan, all restrictions imposed hereunder on such Restricted Stock shall lapse effective as of the date of the Change in Control;

         (ii) If during a Performance Period(s) applicable to an award granted under the Plan, a Participant shall earn no less than the award of cash which the participant would have earned if applicable Indicator(s) of Performance had been achieved and the Performance Period(s) had terminated as of the date of the Change in Control; or

         (iii) Any outstanding Options or SAR that are not exercisable shall become exercisable effective as of the date of a Change in Control. If an Optionee's employment is terminated within 730 days after the effective date of a Change in Control, to the extent that any Option was exercisable at the time of the Optionee's termination of employment, such Option may be exercised within twelve months following the date of termination of employment.

For purposes of the Plan, a "Change in Control" means the occurrence of any of the following:

         (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) (a "Covered Person") of beneficial ownership (within the meaning of rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 50 percent or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"); provided, however, that for purposes of this subsection (a) of this Article 9 the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (iii) any acquisition by any entity pursuant to a transaction which complied with clauses (i), (ii) and (iii) of subsection (c) of this Article 9; or

         (b) Individuals who, as of the date of the Plan, constitute the board of directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the board of directors of the Company; provided, however, that any individual becoming a director after the date of the Plan whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors; or

         (c) The consummation of a reorganization, merger or consolidation or sale of the Company, or a disposition of at least 50 percent of the assets of the Company including goodwill (a "Business Combination"), provided, however, that for purposes of this subsection (c), a Business Combination will not constitute a change in control if the following three requirements are satisfied:

                      following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Company's voting securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 percent of the ownership interests of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries or other affiliated entities) in substantially the same proportions as their ownership immediately prior to such Business Combination, (ii) no Covered Person (excluding any employee benefit plan [or related trust] of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 50 percent or more of, respectively, the ownership interests in the entity resulting from such Business Combination, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the board of directors of the Company, providing for such Business Combination. For this purpose any individual who becomes a director after the date of the Plan, and whose election or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors.

                                   ARTICLE XII

MISCELLANEOUS

         12.1 EFFECT ON OTHER PLANS. Except as otherwise required by law, no action taken under the Plan shall be taken into account in determining any benefits under any pension, retirement, thrift, profit sharing, group insurance or other benefit plan maintained by the Company or any Subsidiaries, unless such other plan specifically provides for such inclusion.

         12.2     TRANSFER RESTRICTIONS. Except as provided in Article XII,
Section 12.3, no Option or SAR, grant of Restricted Stock or Performance Award under this Plan shall be transferable other than by will or the laws of descent and distribution. Any Option or SAR shall be exercisable (i) during the lifetime of an Optionee, only by the Optionee or, to the extent permitted by the Code, by an appointed guardian or legal representative of the Optionee, and (ii) after death of the Optionee, only by the Optionee's legal representative or by the person who acquired the right to exercise such Option or SAR by bequest or inheritance or by reason of the death of the Optionee.

         12.3 TRANSFER OF OPTIONS. The Committee may, in its discretion, authorize all or a portion of the Options to be granted to an Optionee to be on terms which permit transfer by such Optionee to an immediate family member of the Optionee who acquires the options from the Optionee through a gift or a domestic relations order. For purposes of this Article XII, Section 12.3, "family member" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, trusts for the exclusive benefit of these persons and any other entity owned solely by these persons, provided that the Stock Option Agreement pursuant to which such Options are granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section and provided further that subsequent transfers of transferred options shall be prohibited except those in accordance with Article XII, Section 12.2. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of employment of Article VI, Section 6.4 hereof shall continue to be applied with respect to the original Optionee, following which the options shall be exercisable by the Transferee only to the extent and for the periods specified in Article VI, Section 6.4.

         12.4 WITHHOLDING TAXES. The Company shall have the right to withhold from any settlement hereunder any federal, state, or local taxes required by law to be withheld, or require payment in the amount of such withholding. If settlement hereunder is in the form of Stock, such withholding may be satisfied by the withholding of shares of Stock by the Company, unless the Optionee shall pay to the Company an amount sufficient to cover the amount of taxes required to be withheld, and such withholding of shares does not violate any applicable laws, rules or regulations of federal, state or local authorities.

         12.5 TRANSFER OF EMPLOYMENT. Transfer of employment or consulting assignment between the Company or a Subsidiary, or between Limited Liability Companies and Subsidiaries shall not constitute termination of employment or service for the purpose of the Plan. Whether any leave of absence shall constitute termination of employment for the purposes of the Plan shall be determined in each case by the Committee.

         12.6 ADMINISTRATIVE EXPENSES. All administrative expenses associated with the administration of the Plan shall be borne by the Company.

         12.7 TITLES AND HEADINGS. The titles and headings of the articles in this Plan are for convenience of reference only and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

         12.8 NO GUARANTEE OF CONTINUED EMPLOYMENT OR SERVICE. No grant or award to an Employee under the Plan or any provisions thereof shall constitute any agreement for or guarantee of continued employment by the Company and no grant or award to a Non-Employee Director or Consultant shall constitute any agreement for or guarantee of continuing as a Non-Employee Director or Consultant.

         12.9 COMMITTEE DUTIES AND POWERS. The Committee shall have such duties and powers as may be necessary to discharge its responsibilities under this Plan, including, but not limited to, the ability to construe and interpret the Plan and resolve any ambiguities with respect to any of the terms and provisions hereof as written and as applied to the operation of the Plan.

         12.10 PROCEEDS. The proceeds received by the Company from the sale of Stock under the Plan shall be added to the general funds of the Company and shall be used for corporate purposes as the Board shall direct.

         12.11 GOVERNING LAW. The Plan shall be governed and construed in accordance with the laws of Texas, except to the extent that federal law applies.

                                  ARTICLE XIII

AMENDMENT AND TERMINATION

The Board may at any time terminate or amend this Plan in such respect as it shall deem advisable, provided, the Board may not, without further approval of the stockholders of the Company, amend the Plan to (i) increase the number of shares of Stock which may be issued under the Plan, except as provided for in
Article X; (ii) change Plan provisions relating to establishment of the exercise prices under Options granted; (iii) extend the duration of the Plan beyond the date approved by the stockholders; (iv) reprice, replace or regrant Options through cancellation, or by lowering the exercise price of a previously granted Option; (v) make any change to the Plan considered material under the listing requirements of the New York Stock Exchange or any other exchange on which the Company's Stock is listed; or (vi) increase the maximum dollar amount of ISOs which an individual Optionee may exercise during any calendar year beyond that permitted in the Code and applicable rules and regulations of the

Treasury Department. No amendment or termination of the Plan shall, without the consent of the Optionee or Plan participant, alter or impair any of the rights or obligations under any Options or other rights theretofore granted such person under the Plan.

                                   ARTICLE XIV

DURATION OF THE PLAN

The effective date of this Plan shall be May 21, 2004. If not sooner terminated by the Board, this Plan shall terminate on May 20, 2014, but Options and other rights theretofore granted and any Restriction Period may extend beyond that date, and the terms of the Plan shall continue to apply.

                        HARVEST NATURAL RESOURCES, INC.

                        ANNUAL MEETING OF STOCKHOLDERS

                             THURSDAY, MAY 20, 2004
                                   10:00 A.M.

                               HOLIDAY INN SELECT
                                 14703 PARK ROW
                              HOUSTON, TEXAS 77079



HARVEST NATURAL RESOURCES, INC.
15835 PARK TEN PLACE DRIVE, SUITE 115
  HOUSTON, TEXAS 77084                                                    PROXY
--------------------------------------------------------------------------------
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 20, 2004.


The shares of stock you hold in your account will be voted as you specify on the reverse side.


If no choice is specified, the proxy will be voted "FOR" Items 1, 2 and 3.


By signing the proxy, you revoke all prior proxies and appoint Steven W. Tholen and Kerry R. Brittain, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.















                      SEE REVERSE FOR VOTING INSTRUCTIONS.





      COMPANY #


THERE ARE THREE WAYS TO VOTE YOUR PROXY


YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-560-1965 -- QUICK --- EASY --- IMMEDIATE

o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 19, 2004.
o Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET -- HTTP://WWW.EPROXY.COM/HNR/ -- QUICK --- EASY --- IMMEDIATE

o Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 19, 2004.
o Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Harvest Natural Resources, Inc., c/o Shareowner Services-, P.O. Box 64873, St. Paul, MN 55164-0873.







     IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD







[GRAPHIC OMITTED]







-----------------------

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1.  Election of directors:

01  Stephen D. Chesebro'
02  John U. Clarke
03  Byron A. Dunn
04  H. H. Hardee
05  Peter J. Hill
06  Patrick M. Murray

[ ] Vote FOR
    all nominees
    (except as marked)

[ ] Vote WITHHELD
    from all nominees

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)


2.   To ratify the appointment of PricewaterhouseCoopers LLP as the independent   [ ]  For     [ ]  Against     [ ]  Abstain
     accountants for the year ended December 31, 2004.
3.   To approve the Harvest Natural Resources 2004 Long Term Incentive Plan.      [ ]  For     [ ]  Against     [ ]  Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box   [ ]
Indicate changes below:

Date
     ---------------------------------------------------------------------------

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and name of authorized officer signing the proxy.


------------------------------


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